TRANSFER AND ADMINISTRATION AGREEMENT

     TRANSFER AND ADMINISTRATION AGREEMENT (this "Agreement"), dated as of June 30, 1999, by and among SAKS CREDIT CORPORATION, a Delaware corporation, as transferor (the "Transferor"), SAKS INCORPORATED, a Tennessee corporation ("Saks") as servicer (the "Servicer"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation ("EFC"), as a Conduit, NATIONSBANK, N.A., a national banking association (together with its successors, "NationsBank"), as agent for the Conduits and the Bank Investors (in such capacity, the "Agent"), as a Class Agent, and individually as a Bank Investor and the other Class Agents, Conduits and Bank Investors party hereto.


                     PRELIMINARY STATEMENT

     WHEREAS, the Transferor desires to convey, transfer and assign, undivided percentage interests in certain accounts receivable, and the Conduits and the Bank Investors desire to accept conveyance, transfer and assignment of such undivided percentage interests, subject to the terms and conditions of this Agreement,

     NOW, THEREFORE, the parties hereby agree as follows:


                           ARTICLE I

                          DEFINITIONS

     SECTION 1.1.   Certain Defined Terms.  As used in this
Agreement, the following terms shall have the following meanings:

     "Account" shall mean each credit card account established pursuant to an Account Agreement that is identified by account number and by the Outstanding Principal Balance as of the Cut-Off Date and listed on the Account Schedule. [List should include current list of Mercantile accounts and existing list of transitional accounts.]

     "Account Agreement" shall mean the agreements and Federal Truth in Lending Statement for Accounts, in substantially the form attached as Exhibit A to this Agreement as such agreements or statement may be amended, modified or otherwise changed from time to time. [Attach forms for both Mercantile and transitional accounts]

     "Account Schedule" shall mean the schedule of Accounts (which schedule may be in the form of a computer file or microfiche) of the Transferor attached as Schedule A to this Agreement.

     "Accrued Interest Component" means, with respect to each Conduit, for any Collection Period, that portion of the Interest Component of all Related Commercial Paper of such Conduit outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period, whether or not such Related Commercial Paper matures during such Collection Period, based on the actual number of days in such Collection Period that such Related Commercial Paper was outstanding.

     "Additional Investment Certificate" shall mean a certificate, in substantially the form of Exhibit _ attached hereto, appropriately completed and signed by an authorized officer of the Servicer.

     "Adjusted LIBOR Rate" means, with respect to each Class, with respect to any period during which the return to the Bank Investors or the Liquidity Provider of such Class is to be calculated by reference to the London interbank offered rate, a rate which is 0.50% in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage, if any, that is used for determining any maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the applicable Class Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by such Class Agent for determining the current annual assessment, if any, payable by such Class Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

     "Administrative Agent" shall mean (i) NationsBank, as administrative agent for EFC, (ii) [other Conduits], and (iii) with respect to any other Conduit the financial institution or other
Person identified as Administrative Agent for such Conduit in any supplement hereto.

     "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties), provided, however, that an Adverse Claim shall not be considered to exist with respect to a Receivable solely as a result of an interest in such Receivable existing in favor of either (x) the consignor of the merchandise sold in connection with the creation of such Receivable or (y) the owner of a leased department which sold the merchandise the sale of which resulted in the creation of such Receivable.

     "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

     "Agent" means NationsBank, N.A., in its capacity as agent for each Conduit and each Bank Investor, and any successor thereto appointed pursuant to Article IX

     "Aggregate Interest Component" means, with respect to each Conduit, the sum of the Interest Components of all issued and outstanding Related Commercial Paper of such Conduit.

     "Aggregate Unpaids" means, with respect to each Class and the Agent, at any time, an amount equal to the sum of (i) the aggregate accrued and unpaid Carrying Costs for such Class at such time, (ii) all amounts of the type included in the definition of "Carrying Costs," with respect to each Conduit, which may accrue after such time, (iii) the Net Investment for such Class at such time, (iv) all other amounts owed (whether due or accrued) hereunder by the Transferor to Class Agent, the Conduit and the Bank Investors of such Class at such time, and (v) such Class's Class Share of all other amounts owed (whether due or accrued) to the Agent at such time.

     "Arrangement Fee" means the fee payable by the Transferor to the Administrative Agent of each Class pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter for each such Class.

     "Assignment Amount" with respect to a Bank Investor shall mean at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment of its Class at such time, (ii) such Bank Investor's unused Commitment, and (iii) such Bank Investor's Pro Rata Share of the Net Receivables Balance at such time.

     "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

     "Bank Investors" shall mean, (i) with respect to the Class of which EFC is a member, NationsBank and its successors and assigns,(ii) [other Classes], and (iii) with respect to any other
Class, the financial institutions specified as such in any supplement hereto and their respective successors and permitted assigns.

     "Bank Loan Agreement" means the Credit Agreement (364 Day Facility) by and among Saks as Borrower, NationsBank as Administrative Agent NationsBanc Montgomery Securities LLC as Lead Arranger, Morgan Guaranty Trust Company of New York and The Chase Manhattan Bank, as Co-Syndication Agents, Citibank, N.A., as Documentation Agent and the Lenders from time to time party thereto, dated September 17, 1998.

     "Bankruptcy Code" means Title 11 of the United States Code, as amended and modified from time to time.

     "Base Rate" means, a rate per annum equal to the greater of
(i) the prime rate of interest announced by the applicable Liquidity Provider (or, if there is more than one Liquidity Provider with respect to a Class, then by the related Class Agent) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by such Liquidity Provider (or, if there is more than one Liquidity Provider with respect to a Class, then by the related Class Agent)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by such Liquidity Provider (or, if there is more than one Liquidity Provider with respect to a Class, then by the related Class Agent) from three Federal funds brokers of recognized standing selected by it.

     "Benefit Plan" means any employee benefit plan as defined in
Section 3(3) of ERISA in respect of which the Transferor, or any ERISA Affiliate of the Transferor is, or at any time during the immediately preceding six years was, an "employer" as defined in
Section 3(5) of ERISA.

     "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York, Charlotte, North Carolina, Birmingham, Alabama or Chicago, Illinois are authorized or required by law to close, and, when used with respect to the determination of any Adjusted LIBOR Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

     "Buyer's Percentage Interest" shall mean; for each Class, the percentage equivalent of the fraction computed in accordance with
Section 2.1(e) hereof as follows:

                               NI
                             -----
                               RB

Where:

NI   =    the Net Investment for such Class at the time of such
          computation less.

RB   =    the aggregate Net Receivables Balance at the time of such
          computation.

     Notwithstanding the foregoing computation, the Buyer's
Percentage Interest for any Class shall not exceed 100% and upon the Termination Date, the Buyer's Percentage Interest with respect to each Class shall be and remain fixed until such time as all Aggregate Unpaids shall have been paid in full.

     "Capitalized Leases" shall mean capital leases and subleases, as defined in the Financial Accounting Standards Board Statement of Financial Accounting Standards No. 13, dated November 1976, as amended.

     "Carrying Costs" shall mean, with respect to each Class, for any Collection Period, the sum of (i) the sum of the dollar amount of the related Conduit's obligations for such Collection Period determined on an accrual basis in accordance with GAAP consistently applied (a)(1) to pay interest with respect to Purchased Interests pursuant to the provisions of the applicable Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate, provided that if a Termination Event shall have occurred (other than a Termination Event set forth in Section 7.1(i) or 7.1(j)), such interest shall be calculated at the Base Rate plus 2.00%) outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period, whether or not such interest is payable during such Collection Period and (2) to pay interest with respect to amounts disbursed by the applicable Credit Support Provider pursuant to the related Credit Support Agreement outstanding at any time during such Collection Period, accrued from the first day through the last day of such Collection Period, whether or not such interest is payable during such Collection Period, (b) to pay the Accrued Interest Component of its Related Commercial Paper with respect to any Collection Period (for purposes of this clause (b), Related Commercial Paper shall include Commercial Paper issued by such Conduit to fund its Net Investment-even if such Commercial Paper is issued in an amount in excess of such Net Investment), (c) to pay the Dealer Fee with respect to such Related Commercial Paper issued during such Collection Period, (d) to pay any past due interest not paid in clauses (a) and (b) with respect to prior Collection Periods and (e) to pay the costs of such Conduit with respect to the operation of Sections 8.1 8.2. 8.3 and 8.4, (ii) the Program Fee and the Facility Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period and (iii) all interest amounts due the related Bank Investors in accordance with Section 2.3(c), (d) and (e).

     "Certificate" means the certificate issued to the Agent for the benefit of the Conduits and the Bank Investors pursuant to
Section 2.1(d) hereof.

     "Class" shall mean, as applicable, each of the following groups: (i) EFC, as the Conduit for such Class, and the Bank investors for such Class (as designated in the definition of "Bank Investors"), (ii) [other Classes], and (iii) any other group which is designated as a Class in any supplement hereto, which group shall consist of a single multi-seller commercial paper conduit and one or more related Bank Investors, in each case which Class shall include the respective assigns and participants of the members thereof.

     "Class Agent" shall mean, (i) with respect to the Class of which EFC is a member, NationsBank, (ii) [other Classes], and (iii) with respect to any other Class, the financial institution or other Person identified as the Class Agent for such Class in any supplement hereto.

     "Class Share" means, for each Class, the Net Investment of such Class divided by the sum of the Net Investments of all Classes or, if the Net Investment for all Classes have been reduced to zero and any Aggregate Unpaids remain unpaid, "Class Share" shall be determined for each Class by dividing the Aggregate Unpaids with respect to that Class by the aggregate Aggregate Unpaids for all Classes.

     "Closing Date" means July 1, 1999.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral Agent" means, with respect to any Class, such Person to which the related Conduit shall have granted a security interest to secure its obligations under Commercial Paper or its obligations to any Liquidity Provider or, if such a security interest has not been so granted, the applicable Class Agent.

     "Collection Account" means the account, established by the Agent, for the benefit of the Conduits and the Bank Investors, pursuant to Section 2.12.

     "Collection Period" shall mean each calendar month; provided, that the first Collection Period shall begin on the Closing Date and shall end on the last day of the calendar month containing the Closing Date.

     "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries and collections of Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable.

     "Commercial Paper" means, with respect to each Conduit the promissory notes of such Conduit issued by such Conduit in the commercial paper market.

     "Commitment" shall mean, for each Bank Investor, the commitment of such Bank Investor to make acquisitions from the Transferor or the related Conduit in accordance herewith in an amount not to exceed (i) for NationsBank, [other current Bank Investors], the dollar amount set forth opposite such Bank Investor's signature on the signature pages hereto under the heading "Commitment" minus the dollar amount of any Commitment or portion thereof assigned pursuant an Assignment and Assumption Agreement in accordance with Section 9.7 hereof prior to the time of determination, plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, (ii) in the case of a Bank Investor for any other Class, the amount set forth in any supplement hereto for the related Class, minus the dollar amount of any Commitment or portion thereof assigned pursuant an Assignment and Assumption Agreement in accordance with Section 9.7 hereof prior to the time of determination, plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination, and (iii) in the case of any permitted assignee of a Bank Investor pursuant to Section 9.7 hereof, the amount set forth in the Assignment and Assumption Agreement pursuant to which such assignee acquired its interest in the applicable Transferred Interest and the applicable Net Investment, minus the dollar amount of any Commitment or portion thereof assigned pursuant an Assignment and Assumption Agreement in accordance with Section 9.7 hereof prior to the time of determination, plus the dollar amount of any increase to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination.

     "Commitment Termination Date" means, with respect to each Class, June 29, 2000, or such later date to which the Commitment Termination Date for a Class may be extended by Transferor, the Class Agent for such Class and the Bank Investors of such Class not later than 30 days prior to the then current Commitment Termination Date for such Class.

     "Conduit" shall mean, with respect to any Class, the member of such Class which is a multi-seller commercial paper conduit.

     "Conduit Assignee" shall mean any commercial paper conduit administered by (i) NationsBank or Bank of America National Trust and Savings Association and designated by NationsBank from time to time to accept an assignment from EFC of all or a portion of the Net Investment or (ii) any other Class Agent and designated by such Class Agent from time to time to accept an assignment from the related Conduit of all or a portion of the Net Investment.

     "Credit Guidelines" shall mean the Servicer's credit and collection policy or policies and practices relating to Accounts and Receivables existing on the date hereof and referred to in Exhibit B attached hereto, subject to the terms of the respective Account Agreements, as modified and as supplemented from time to time in compliance with Section 5.2(c).

     "Credit Support Agreement" means, with respect to each Conduit, the agreement between such Conduit and the applicable Credit Support Provider evidencing the obligation of such Credit Support Provider to provide credit support to such Conduit in connection with the issuance by such Conduit of its Commercial Paper.

     "Credit Support Provider" means, with respect to each Conduit, the Person or Persons who provides credit support to such Conduit in connection with the issuance by such Conduit of its Commercial
Paper.

     "Cut-Off Date" shall mean [June] 1999.

     "DAF" shall mean Dillard Asset Funding Company, a Delaware business trust.

     "Dealer Fee" shall, with respect to each Conduit, have the meaning assigned in the applicable Fee Letter for such Conduit.

     "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.8(a) or (b) hereof

     "Defaulted Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid on the last day7of the seventh calendar month in which the related Obligor has failed to make a qualifying minimum payment on a delinquent Account; (ii) as to which the Transferor or the Servicer has received notice of the death of, or the filing of a bankruptcy petition against, the Obligor more than 30 days before the date of determination; (iii) that has been identified by the Transferor or the Servicer as uncollectible; or (iv) which, consistent with the Credit Guidelines, should be written off as uncollectible.

     "Delinquent Receivable" means a Receivable: (i) as to which any payment or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

     "Determination Date" shall mean with respect to any Collection Period, the twelfth day of the succeeding calendar month or, if such twelfth day is not a Business Day, the Business Day next succeeding such twelfth day.

     "Discount Percentage" shall mean the percentage designated by the Transferor pursuant to Section 2.5(e).

     "Discount Receivables" shall have the meaning specified in
Section 2.5(e).

"Discount Receivable Collections" shall mean, for any day, the product of (a) a fraction the numerator of which is the amount of Discount Receivables and the denominator of which is the sum of the Outstanding Principal Balance of the Receivables and the Discount Receivables, in each case at the end of the prior Collection Period and (b) Principal Collections (without giving effect to Discount Receivables Collections) on such day.

     "Early Collection Fee" means, with respect to each Class, for any funding period during which the portion of the Net Investment of such Class that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred over (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

     "Eligible Account" shall mean, as of the Closing Date, each Account in existence and owned by NGBL:

     (a)  that is payable in United States Dollars in the United
States;

     (b) the credit card or cards related to which have not been reported lost or stolen or designated fraudulent;

     (c) that is not an Account as to which any of the Receivables existing thereunder are Defaulted Receivables;

     (d) that was created by [Saks Fifth Avenue], Mercantile or NBGL in accordance with, or under standards no less stringent than, the Credit Guidelines and, if created by [Saks Fifth Avenue] or Mercantile, was purchased by NGBL from [Saks Fifth Avenue] or Mercantile, respectively; and

     (e) that respect to which NGBL has good title thereto, free and clear of all Adverse Claims; and

     (f) the Obligor on which has not been identified by the Servicer or the Transferor in its computer files as having (i) died, (ii) commenced, or had commenced in respect of such Obligor, a case, action or proceeding under any law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking relief with respect to such Obligor's debts, or seeking to have such Obligor adjudicated bankrupt or insolvent, or to have a receiver, trustee, custodian or other similar official appointed for such Obligor or for all or any substantial part of such Obligor's assets or (iii) made a general assignment of such Obligor's assets for the benefit of such Obligor's creditors, which assignment is then in full force and effect.

     "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence
(i) obligations fully guaranteed by the United States of America;
(ii) time deposits in, or bankers' acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1" respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1," respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in clause
(a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1," respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1," respectively; and
(e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has, at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1," respectively.

     "Eligible Receivable" means, at any time, any Receivable:

     (a)  with respect to which, the related Account is an Eligible
Account;

     (b)  that (i) was originated by [Saks Fifth Avenue],
Mercantile or an Affiliate of Mercantile, or NBGL; (ii) was purchased by the Transferor from [Saks Fifth Avenue], Mercantile or an Affiliate of Mercantile or N`BGL pursuant to the Receivable
Purchase Agreement; and (iii) to which the Transferor has good title thereto, free and clear of all Adverse Claims;

     (c) that (together with the Collections and Related Security related thereto) has been the subject of a valid transfer and assignment from the Transferor to the Agent, on behalf of the Conduits and the Bank Investors, of all of the Transferor's right, title and interest therein;

     (d) that arises pursuant to an Account with respect to which [Saks Fifth Avenue] or Mercantile (if and to the extent applicable), the Transferor and NGBL have performed their respective obligations, including, without limitation, shipment of the merchandise and/or the performance of the services purchased thereunder;

     (e) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of
Section 3(a)(3) of the Securities Act of 1933, as amended;

     (f) that is an "account," a "general intangible" or "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

     (g) that has arisen under an Account that is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms and is not subject to any litigation, right of rescission, dispute, offset counterclaim or other defense (except any potential reduction for returned merchandise);

     (h) that was created in compliance, in all material respects, with all laws, rules and regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy and usury) and pursuant to an Account Agreement which complies, in all material respects, with all such laws, rules and regulations;

     (i) that (A) unless originated by [Saks Fifth Avenue] or Mercantile or an Affiliate of Mercantile prior to the Closing Date, satisfies all applicable requirements of the Credit Guidelines, (B) has not been waived or modified except in accordance with the Credit Guidelines and (C) is assignable without the consent of, or notice to, the Obligor thereunder;

     (j) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by [Saks Fifth Avenue] or Mercantile, of applicable, or NBGL in connection with the creation of such Receivable or the execution, delivery, creation and performance by [Saks Fifth Avenue] or Mercantile, if applicable, or by NBGL of the Account Agreement pursuant to which such Receivable was created have been duly obtained, effected or given and are in full force and effect;

(k) the assignment of which by the Transferor does not violate, conflict or contravene any applicable law, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance;

     (1)  is not, on the Closing Date, a Defaulted Receivable; and

     (m) is serviced by the Servicer or by a sub-servicer that is an Affiliate of the Servicer or that is otherwise satisfactory to the Agent and each Class Agent.

     "ERISA" means the U. S. Employee Retirement Income Security
Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of Code) as such Person; (H) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

     "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due, (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) that any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or
(iii) if such Person is a corporation or other business entity, such Person or any Subsidiary of such Person shall take any corporate or other formal action as applicable, to authorize any of the actions set forth in the preceding clauses (i) or (ii).

     "Excluded Taxes" shall have the meaning specified in Section
8.3 hereof.

     "Facility Fee" means, with respect to each Class, the fee payable by the Transferor to the applicable Class Agent for distribution to the Bank Investors of such Class pursuant to
Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter for such Class.

     "Facility Limit" shall mean, (i) with respect to the Class of which EFC is a member, $__________________ and (ii) [other
Classes], (iii) with respect to any other Class, the amount indicated in any supplement hereto for such Class; provided that in each case such amount may not at any time exceed the aggregate
Commitments for the related Bank Investors.

     "Fee Letter" means, with respect to each Class, the letter agreement dated the date hereof among the Transferor, Saks, the applicable Conduit and the applicable Class Agent on behalf of the Bank Investors of such Class, in each case with respect to the fees to be paid by the Transferor hereunder, as amended, modified or supplemented from time to time.

     "Finance Charge Collections" shall mean that portion of the Collections with respect to the Receivables which are properly designated in the Accounts as Finance Charges, together with (i) any Recoveries (net of liquidation expenses, if any) in respect of Defaulted Receivables and Related Security with respect thereto and
(ii) all Discount Receivable Collections.

     "Finance Charges" means, with respect to an Account any periodic finance charges, late fees, returned check or NSF charges or similar charges owing by an Obligor pursuant to such Account.

     "GAAP" means generally accepted accounting principles as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

     "Governmental Authority" shall mean the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Guarantor" means Saks, as the Guarantor under the Saks
Guaranty, and its successors and assigns.

     "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

     "Incremental Transfer" means a Transfer which is made pursuant to Section 2.2(a) hereof.

     "Indebtedness" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money evidenced by a promissory note, bond or similar written obligation, including, without limitation, conditional sales or similar title retention agreements, (ii) obligations representing the deferred purchase price of property other than accounts payable arising in the ordinary course of such Person's business on terms customary in the trade, (iii) obligations, whether or not assumed, secured by hens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, and all liabilities of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business),
(v) Capitalized Lease obligations, (vi) obligations for which such Person is obligated pursuant to a Guaranty, (vii) all Contingent Obligations (as defined in the Bank Loan Agreement), (viii) all obligations arising in connection with such Person's interest rate hedging activities, but excluding all accounts payable and accruals, in each case in the ordinary course of business and only so long as payment therefor is due within one year; provided, that in no event shall the term Indebtedness include surplus and retained earnings, minority interest in Subsidiaries, lease obligations (other than pursuant to Capitalized Lease obligations), reserves for deferred income taxes and investment credits, other deferred credits and reserves, and deferred compensation obligations.

     "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

     "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

     "Interest Component" shall mean, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

     "Investor Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Transferor and the Agent, furnished by the Servicer pursuant to Section 2.10 or 4.1(bb) hereof.

     "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "LIBOR Rate" means, with respect to any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U. S. dollars at approximately 11: 00 a.m. (London time) two London Business Days before the first day of such Collection Period for a term of one month. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any Collection Period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days before the first day of such Collection Period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

     "Liquidity Provider" means, with respect to each Conduit, the Person or Persons who will provide liquidity support to such Conduit in connection with the issuance by such Conduit of its Commercial Paper.

     "Liquidity Provider Agreement" means the agreement between a Conduit and the applicable Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to such Conduit in connection with the issuance by such Conduit of its Commercial Paper.

     "Majority Investors" shall mean, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 5 1 % of the aggregate of the Facility Limits for all Classes as of such date.

     "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectability of the Receivables, (ii) the condition (financial or otherwise), businesses or properties of the Transferor or Saks and its Subsidiaries, taken as a whole, (iii) the ability of the Transferor or Saks and its Subsidiaries, taken as a whole, to perform its respective obligations under the Transaction Documents to which it is a party or (iv) the interests of the Agent any Conduit or any Bank Investor under the Transaction Documents.

     "Maximum Buyer's Percentage Interest" means 88.5%.

     "Mercantile" means Mercantile Stores Company Inc., a Delaware corporation, and any Affiliate thereof, which shall include DAF.

     "Moody's" means Moody's Investors Service, Inc.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001 (a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor or any ERISA Affiliate of the Transferor on behalf of its employees.

     "NBGL" means National Bank of the Great Lakes, a national banking association, or any successor thereto by merger or consolidation.

     "Net Investment" means, with respect to each Class, the Transfer Price paid by the Conduit or the related Bank Investors of such Class, as applicable, less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.4 hereof, provided that such Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason, and provided further that such Net Investment may be increased by the amount described in Section 9.9(c) as described therein.

     "Net Portfolio Yield" shall mean, with respect to any Collection Period, the annualized percentage equivalent of a fraction, the numerator of which is the amount of Finance Charge Collections allocated to the Net Investment during the Collection Period less the sum of the Carrying Costs for all Classes for such Collection Period less the aggregate Outstanding Principal Balance of all Receivables which became Defaulted Receivables during such Collection Period and allocated to the Net Investment during the Collection Period less the Servicing Fee with respect to such Collection Period and the denominator of which is the daily average Net Investment for all Classes during such Collection Period.

     "Net Receivables Balance" means the aggregate Outstanding
Principal Balance of Eligible Receivables, excluding the aggregate balance of any Discount Receivables at such time.

     "Net Worth" means, with respect to any Person and at any time, an amount equal to such Person's net worth, calculated in accordance with GAAP.

     "Obligor" means any Person obligated to make payments under an Account including any guarantor thereunder.

     "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Other Transferor" means any Person other than the Transferor that has entered into a receivables purchase agreement or transfer and administration agreement with the Company.

     "Outstanding Principal Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof excluding any accrued and outstanding Finance Charges related thereto and giving effect to the amount of any credit balances and other adjustments existing with respect to such Receivable on such day. The outstanding principal amount of any Defaulted Receivables shall be considered to be zero for the purposes of any determination hereunder of the aggregate Outstanding Principal Balance of the Receivables or the Net Receivables Balance.

     "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust unincorporated organization, enterprise, government or any department agency or instrumentality of any government.

     "Potential Termination Event" means an event that, but for the passage of time or the giving of notice, or both, would constitute a Termination Event.

     "Principal Collections" shall mean with respect to any Collection Period, all Collections received during such period other than Finance Charge Collections.

     "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors in such Bank Investor's Class.

     "Proceeds" means "proceeds" as defined in Section 9-306(l) of the applicable UCC.

     "Program Fee" means, with respect to each Class, the fee payable by the Transferor to the Conduit of such Class pursuant to
Section 2.7 hereof, the terms of which are set forth in the Fee
Letter for such Class.

     "Purchased Interest" means the interest in the Receivables acquired by a Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

     "Receivable" means the indebtedness owed to NBGL by any Obligor under an Account (without giving effect to any transfer under the Receivable Purchase Agreement or the predecessor agreement thereto), whether constituting an account chattel paper, instrument investment property or general intangible, arising originally in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto.

     "Receivable Purchase Agreement" means the Receivable Purchase Agreement dated as of June 30, 1999 by and between the Transferor, as buyer, and NBGL, as seller, as such agreement may be amended, modified or supplemented from time to time. Such term shall include any agreement document or instrument (including any bill of sale) pursuant to which the Transferor may have acquired any interest in any Receivables originated by [Saks Fifth Avenue] or Mercantile or any Affiliate of Mercantile. [NBGL in this agreement should provide representations and warranties as to the receivables-even those it did not create (or at a minimum, NBGL should have a buy-back obligation similar to that which it would have if it actually made representations and warranties as to the receivables it did not create).]

     "Records" means all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

     "Recoveries" shall mean all amounts received or collected by the Servicer with respect to Defaulted Receivables.

     "Related Commercial Paper" shall mean, with respect to each Conduit Commercial Paper issued by such Conduit the proceeds of which were used to acquire, or refinance the acquisition of, an interest in Receivables.

     "Related Security" means with respect to any Receivable, all of the Transferor's rights, title and interest, if any, in, to and under:

          (i) the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

          (ii) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

          (iii)     all guarantees, indemnities, warranties, insur-

     ance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

          (iv) all Records related to such Receivable; and

          (v) all rights and remedies of the Transferor under the Receivable Purchase Agreement, together with all financing statements filed by the Transferor against NBGL in connection therewith; and

          (vi) all Proceeds of any of the foregoing.

     "Remittance Date" shall mean the sixteenth day of each month of the Transferor beginning July 16, 1999, or, if such day is not a Business Day, the Business Day next succeeding such sixteenth day.

     "Requirements of Law" for any Person shall mean the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulations B and Z of the Board of Governors of the Federal Reserve System).

     "Saks" means Saks Incorporated, a Tennessee corporation.

     "Saks Guaranty" means the Guaranty and Purchase Agreement dated as of the date hereof, between Saks and the Agent, on behalf of each Conduit and each Bank Investor, substantially in the form attached hereto as Exhibit C.

     "Section 8.2 Costs" has the meaning specified in Section
8.2(d) hereof.

     "Section 8.2 Item" means this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest the Receivables or payments of amounts due under this Agreement or any Indemnified Party's obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Transferred Interest or the Receivables.

     "Servicer" means at any time the Person then authorized pursuant to Section 6.1 to service, administer and collect
Receivables.

     "Servicer Advance" shall have the meaning specified in Section
2.5(d).

     "Servicer Default" has the meaning specified in Section 6.4 hereof.

     "Servicing Fee" means the fee payable by the Conduits and/or the Bank Investors to the Servicer in an amount equal to 2.0% per annum (calculated on the basis of actual days elapsed divided by a year consisting of 360 days) on the average daily amount of the sum of the Net Investments for all classes, subject to adjustment as set forth in Section 6.2(b) hereof. Such fee shall accrue from the date of the initial purchase of an interest in the Receivables to the date on which the Buyer's Percentage Interest for each Class is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in,
Section 2.4 hereof, except as otherwise provided in Section 6.2(b) hereof.

     "Standard & Poor's" or "S&P" means Standard & Poor's Ratings
Services, a division of McGraw-Hill Companies, Inc.

     "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

     "Taxes" shall have the meaning specified in Section 8.3 hereof.

     "Telerate Page 3750" shall mean the British Bankers
Association Libor Rates (determined at 11:00 a.m. London time) that are published by Telerate.

     "Termination Date" means the earliest of (i) the Business Day designated by the Transferor to each Conduit and/or each Bank Investor as the Termination Date at any time following 30 days' written notice to each such Person, (ii) the date of termination of the commitment of any Liquidity Provider under any Liquidity Provider Agreement (iii) the date of termination of the commitment of any Credit Support Provider under any Credit Support Agreement,
(iv) the day upon which a Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof and (v) the Commitment Termination Date for any Class.

     "Termination Event" means an event described in Section 7.1 hereof.

     "Transaction Costs" has the meaning specified in Section
8.4(a) hereof.

     "Transaction Documents" means, collectively, this Agreement, each Fee Letter, the Certificate, the Transfer Certificate, the Receivable Purchase Agreement the Saks Guaranty and all of the other instruments, documents and other agreements executed and delivered by the Transferor, NBGL or Saks in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.

     "Transfer" means a conveyance, transfer and assignment by the Transferor to a Conduit or to the Bank Investors of a Class, as applicable, of an undivided percentage ownership interest in Receivables hereunder.

     "Transfer Certificate" has, with respect to each Class, the meaning specified in Section 2.1(a) hereof.

     "Transfer Date" shall mean the date of any Incremental
Transfer hereunder.

     "Transfer Price" means with respect to any Incremental
Transfer, the amount paid to the Transferor by the Conduit or related Bank Investors of a Class as described in the applicable
Transfer Certificate.

     "Transferor" means Saks Credit Corporation, a Delaware corporation, and its successors and permitted assigns.

     "Transferred Interest" means, with respect to each Class, at any time of determination, an undivided percentage ownership interest of the members of such Class in (i) each and every then outstanding Receivable, (ii) all Related Security, if any, with respect to each such Receivable, (iii) all Collections with respect thereto and (iv) any Proceeds of the foregoing, which undivided ownership interest shall be equal to the Buyer's Percentage Interest for the applicable Class at such time, and only at such time (without regard to prior calculations). The Transferred Interest for each Class in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall at all times be equal to the Transferred Interest for such Class in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto. To the extent that the Transferred Interest for a Class shall decrease as a result of a recalculation of the Buyer's Percentage Interest for such Class, the Agent on behalf of the Conduit or the Bank Investors in such Class, as applicable, shall be considered to have reconveyed to the Transferor an undivided percentage ownership interest in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, in an amount equal to such decrease such that in each case the Transferred Interest for such Class in each Receivable shall be equal to the Transferred Interest for such Class in each other Receivable.

     "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

     "U.S." or "United States" means the United States of America.

     "United States Dollars" or "$" means lawful currency of the United States.

     SECTION 1.2.  Other Terms.  All accounting terms not
specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New
York, and not specifically defined herein, are used herein as defined in such Article 9.

     SECTION 1.3. Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" the words "to" and "until" each means "to but excluding" and the word "within" means "from and excluding a specified date and to and including a later specified date."

                           ARTICLE II

                   PURCHASES AND SETTLEMENTS

     SECTION 2.1. Facility. Upon the terms and subject to the conditions herein set forth, the Transferor shall sell, convey, transfer and assign to the Conduit or the Bank Investors of any Class, as applicable, and (x) each Conduit may, at its sole option, accept such conveyance, transfer and assignment from the Transferor, and (y) the Bank Investors of each Class shall, if the related Conduit determines not to so accept and if requested, accept such conveyance, transfer and assignment from the Transferor, in each case without recourse except as provided herein, of an undivided percentage ownership interest in each of the Receivables, together with Related Security, Collections and Proceeds with respect thereto, from time to time. By accepting any conveyance, transfer and assignment hereunder, none of any Conduit any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Accounts.

     SECTION 2.2.  Transfers, Certificates, Eligible Receivables.

     (a) Transfers. (i) Upon the terms and subject to the conditions herein set forth and provided that neither the Termination Date nor the Commitment Termination Date for the applicable Class shall have occurred, the Transferor may sell, convey, transfer and assign to the Conduit or the Bank Investors of any Class, as applicable, and (x) each Conduit may, at its sole option, accept such conveyance, transfer and assignment from the Transferor, and (y) the Bank Investors of each Class shall, if the related Conduit determines not to so accept and if requested, accept such conveyance, transfer and assignment from the Transferor, in each case without recourse except as provided herein, of an undivided percentage ownership interest in each of the Receivables, together with Related Security, Collections and Proceeds with respect thereto (each, an "Incremental Transfer)"; provided that after giving effect to the issuance of Related Commercial Paper, if applicable, by any Conduit accepting an Incremental Transfer to fund the applicable Transfer Price of any Incremental Transfer and the payment to the Transferor of such Transfer Price, the sum of the Net Investment of the related Class plus the Interest Component of all outstanding Related Commercial Paper of such Conduit would not exceed the Facility Limit for such Class; and, provided further, that, after giving effect to such Incremental Transfer, the Buyer's Percentage Interest for such Class, shall not exceed such Class's Class Share of the Maximum Buyers Percentage Interest; and provided further however, that the representations and warranties set forth in Sections 3. 1 and 3.2 shall be true and correct both immediately before and immediately after giving effect to any such Incremental Transfer and the payment to the Transferor of the applicable Transfer Price and an Additional Investment Certificate, dated a date within two (2) days of date of the proposed Incremental Transfer shall have been delivered by the Servicer to each Class Agent with respect to such Incremental Transfer.

     The Transferor shall, by notice to the Agent given by telecopy, offer to convey, transfer and assign to either the Conduit or the Bank Investors of any Class, as applicable, undivided percentage ownership interests in the Receivables and the other Affected Assets relating thereto at least two (2) Business Days prior to the proposed date of any Incremental Transfer. Each such notice shall specify (w) whether such request is made to the Conduit or the Bank Investors of such Class (it being understood and agreed that once the Bank Investors of such Class acquire any Transferred Interest hereunder, such Bank Investors shall be required to purchase all Transferred Interest held by the related Conduit in accordance with Section 9.9 and thereafter such Conduit shall no longer accept any additional Incremental Transfers hereunder), (x) the desired Transfer Price (which shall be at least $1,000,000 or integral multiples of $100, 000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit for such Class is less than such amount such lesser amount equal to such available portion of such Facility Limit), and
(y) the desired date of such Incremental Transfer. The Agent will promptly notify the applicable Conduit or each of the applicable Bank Investors (which such notice shall be deemed given if given to the related Class Agent), as the case may be, of the Agent's receipt of any request for an Incremental Transfer to be made to such Person. To the extent that any such Incremental Transfer is requested of a Conduit, such Conduit shall accept or reject such offer by notice given to the Transferor and the Agent by telephone or telecopy by no later than the close of its business on the Business Day following its receipt of any such request. Each notice of proposed Transfer shall be irrevocable and binding on the Transferor and the Transferor shall indemnify each Conduit and each Bank Investor against any loss or expense incurred by such Conduit or such Bank Investor, either directly or indirectly (including through the related Liquidity Provider Agreement) as a result of any failure by the Transferor to complete such Incremental Transfer including, without limitation, any loss or expense incurred by any Conduit or any Bank Investor, either directly or indirectly (including pursuant to the related Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by such Conduit (or the related Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for any Conduit or any Bank Investor to fund such Incremental Transfer.

     On the date of the initial Incremental Transfer with respect to each Class, the Agent (at the direction of the applicable Class Agent), on behalf of the Conduit or the Bank Investors of such Class, as applicable, shall deliver written confirmation to the Transferor of the Transfer Price applicable to such initial Incremental Transfer and the Transferor shall deliver to the Agent (with a copy to the applicable Class Agent) a Transfer Certificate in the form of Exhibit F hereto (for each Class, a "Transfer Certificate"). The Agent shall indicate the amount of the initial Incremental Transfer for each Class together with the date thereof on the grid attached to the applicable Transfer Certificate. On the date of each subsequent Incremental Transfer with respect to a Class, the Agent (at the direction of the applicable Class Agent) shall send written confirmation to the Transferor of the Transfer Price applicable to such Incremental Transfer for such Class. The Agent shall indicate the amount of each Incremental Transfer for a Class together with the date thereof as well as any decrease in the Net Investment for a Class on the grid attached to the applicable Transfer Certificate. The Transfer Certificate of each Class shall evidence the Incremental Transfers of such Class. Upon the request of any Class Agent the Agent shall provide a copy, by facsimile, of the Transfer Certificate of any Class.

     By no later than 11:00 a.m. (New York time) on any Transfer Date, the Conduit or each Bank Investor of the applicable Class, as the case may be, shall remit its share (which, in the case of an Incremental Transfer to such Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Transfer Price for such Class for such Incremental Transfer to the account of the Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Transfer Price shall be several from that of each other Bank Investor in such Class, and the failure of any such Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of such Class of its obligation hereunder. Following each Incremental Transfer and the Agent's receipt of funds from the Conduit or the related Bank Investors of a Class as aforesaid, the Agent shall remit the Transfer Price for such Class to the Transferor's account at the location indicated in Section 10.3 hereof, in immediately available funds. Unless the Agent shall have received notice from the Conduit or any related Bank Investor of a Class, as applicable, that such Person will not make its share of any Transfer Price relating to any Incremental Transfer available on the applicable Transfer Date therefor, the Agent may (but shall have no obligation to) make such Conduit's or any such related Bank Investor's share of any such Transfer Price available to the Transferor in anticipation of the receipt by the Agent of such amount from such Conduit or such related Bank Investor. To the extent such Conduit or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Transfer Date, such Conduit or such related Bank Investor, on the one hand, and the Transferor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum. rate equal to the Federal funds rate (as determined in accordance with clause
(ii) of the definition of "Base Rate"), in the case of such Conduit or any such related Bank Investor, or the Base Rate, in the case of the Transferor, to the Agent upon its demand therefor (provided that such Conduit shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). Until such amount shall be repaid, such amount shall be deemed to be Net Investment for the applicable Class paid by the Agent and the Agent shall be deemed to be the owner of a Transferred Interest hereunder. Upon the payment of such amount to the Agent (x) by the Transferor, the amount of the aggregate Net Investment for such Class shall be reduced by such amount or (y) by such Conduit or such related Bank Investor, such payment shall constitute such Person's payment of its share of the applicable Transfer Price for such Transfer.

     (b) Reinvestment Transfers. On each Business Day occurring after the initial Incremental Transfer with respect to a Class hereunder and prior to the Termination Date the Transferor hereby agrees to convey, transfer and assign to the Agent on behalf of the Conduit or the related Bank Investors of each Class, as applicable, then owning Transferred Interest, and in consideration of the Transferor's agreement to maintain at all times prior to the Termination Date a Net Receivables Balance in an amount at least sufficient to maintain the Buyers' Percentage Interest for each Class at an amount not greater than such Class's Class Share of the Maximum Buyers' Percentage Interest each Conduit of such Class may, and the related Bank Investors of such Class shall (in either case, to the extent such Persons then own any Transferred Interest), agree to purchase from the Transferor undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, to the extent that Collections are available for such Transfer in accordance with Section 2.5 hereof, such that after giving effect to such Transfer, (i) the amount of the Net Investment of such Class at the close of business on such Business Day shall be equal to the amount of Net Investment of such Class at the close of the business on the Business Day immediately preceding such Business Day plus the Transfer Price of any Incremental Transfer for such Class made on such day, if any, and (ii) the Transferred Interest of such Class in each Receivable, together with Related Security, Collections and Proceeds with respect thereto, shall be equal to the Transferred Interest of such Class in each other Receivable, together with Related Security, Collections and Proceeds with respect thereto.

     (c) All Transfers. Each Transfer with respect to a Class shall constitute a purchase by the Conduit or the Bank Investors' of such Class of undivided percentage ownership interests in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, then existing, as well as in each and every Receivable, together with Related Security, Collections and Proceeds with respect thereto, which arises at any time after the date of such Transfer. The Conduit's or the Bank Investors' of each Class, as applicable, aggregate undivided percentage ownership interest in the Receivables, together with the Related Security, Collections and Proceeds with respect thereto, shall equal the Buyers' Percentage Interest for such Class in effect from time to time. Each Conduit's and each Bank Investor's undivided percentage ownership interest in the Affected Assets shall equal such Person's ratable share (determined on the basis of the relationship that such Person's share of the Net Investment for such Person's Class bears to the aggregate Net Investment for the Conduit and all Bank Investors in such Person's Class at such time) of the Buyers' Percentage Interest for such Person's Class of the Affected Assets at such time.

     (d) Certificate. The Transferor shall issue to the Agent the Certificate, in the form of Exhibit M, on or before the date hereof.

     SECTION 2.3.  Fundings.

     (a) Before the Termination Date; Transferred Interest Held by Conduit. At all times hereafter before the Termination Date, if a Conduit has not transferred its interest in the Transferred Interest to the Bank Investors of such Class, the Transferor may, subject to such Conduit's approval and the limitations described below, request that the Net Investment of such Class be allocated among one or more funding periods, so that the aggregate amounts so allocated at a times shall equal the Net Investment of such Class. The Transferor shall give such Conduit irrevocable notice by telephone of the new requested funding period(s) at least two Business Days before the expiration of any then existing funding period; provided, however, that the related Class Agent may select, in its sole discretion, any such new funding period if (i) the Transferor fails to provide such notice on a timely basis or (ii) the related Class Agent determines, in its sole discretion, that the funding period requested by the Transferor is unavailable or for any reason commercially undesirable. Each Conduit confirms that it is its intention to fund all or substantially all of the Net Investment of its Class held by it by issuing its Related Commercial Paper; provided that the related Class Agent may determine, from time to time, in its sole discretion, that funding such Net Investment by means of the related Conduit's Commercial Paper is not possible or is not desirable for any reason. With respect to any Conduit if the related Liquidity Provider acquires from such Conduit a Purchased Interest with respect to the Receivables pursuant to the terms of the applicable Liquidity Provider Agreement the related Liquidity Provider, may exercise the right of selection granted to such Conduit hereby. The initial funding period applicable to any such Purchased Interest of any Conduit shall be a period of not greater than 14 days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, provided that the Termination Date shall not have occurred, Carrying Costs with respect thereto shall accrue on the basis of either the Base Rate or the Adjusted L113OR Rate, as determined by the related Class Agent. In the case of any funding period outstanding upon the Termination Date, such funding period shall end on such date.

     (b) After the Termination Date, Transferred Interest Held by a Conduit. At all times on and after the Termination Date, with respect to the Transferred Interest of a Class held by any Conduit if such Transferred Interest has not been transferred to the related Bank Investors, the related Class Agent shall select all funding periods and rates applicable thereto. With respect to any Conduit, if the related Liquidity Provider acquires from such Conduit (or continues to hold) a Purchased Interest with respect to the Receivables pursuant to the terms of the applicable Liquidity Provider Agreement the related Class Agent shall determine all funding periods applicable thereto and Carrying Costs with respect thereto shall accrue on the basis of the Base Rate.

     (c) Before the Termination Date, Transferred Interest Held by Bank Investors. If the Transferred Interest of any Class has been transferred to the Bank Investors of such Class pursuant to Section
9.9 before the Termination Date, the initial funding period applicable to the portion of the Net Investment of a Class held by such Bank Investors shall be a period of not greater than 14 days and shall accrue Carrying Costs for such Bank Investors on the basis of the Base Rate. Thereafter, provided that the Termination Date shall not have occurred, Carrying Costs for such Bank Investors shall accrue with respect thereto on the basis of either the Base Rate or the Adjusted LIBOR Rate, at the Transferor's option. The Transferor shall give the applicable Class Agent irrevocable notice by telephone of the new requested funding period and rate at least two Business Days before the expiration of any then existing funding period. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.

     (d) After the Termination Date, Transferred Interest Held by Bank Investors. At all times on and after the Termination Date, if the Transferred Interest of a Class held by the related Conduit shall have been transferred to the Bank Investors of such, the related Class Agent shall select all funding periods and rates applicable thereto.

     (e) Eurodollar Rate Protection, Illegality. (i) If the applicable Class Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then:

     (A)  such Class Agent shall forthwith notify the related
     Conduit or the related Bank Investors, as applicable, and the Transferor and the Agent that the Adjusted LIBOR Rate cannot be determined for such funding period, and

     (B) while such circumstances exist none of the Conduit any Bank Investor or the Class Agent of such Class shall reallocate the Net Investment for such Class allocated to any then existing funding period ending during such period, to a funding period which Carrying Costs for such Class accrue on the basis of the Adjusted LIBOR Rate.

          (ii) If, with respect to any outstanding funding period during which Carrying Costs for any Class accrue on the basis of the Adjusted L103OR Rate, the related Liquidity Provider or the related Bank Investors; as applicable, notify the related Class Agent that they are unable to obtain matching deposits in the London interbank market to fund the purchase or maintenance of the applicable Transferred Interest or that the Adjusted LE30R Rate applicable to such Transferred Interest will not adequately reflect the cost to the Person of funding or maintaining its respective Transferred Interest for such funding period, then the related Class Agent shall forthwith so notify the Transferor, whereupon neither such Class Agent nor such Liquidity Provider nor any related Bank Investor, as applicable, shall, while such circumstances exist, reallocate the Net Investment of its Class allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs of such Class on the basis of the Adjusted LIBOR Rate.

          (iii) Notwithstanding any other provision of this Agreement, if the Conduit or any related Bank Investor of a Class, as applicable, shall notify the applicable Class Agent that such Person has determined (or has been notified by the related Liquidity Provider) that the introduction of or any change in or in the interpretation of any Law makes it unlawful (either for such Conduit such related Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for such Conduit, such related Bank Investor or such Liquidity Provider, as applicable, to fund the purchases or maintenance of the applicable Transferred Interest at the Adjusted LIBOR Rate, then (x) as of the effective date of such notice from such Person to the applicable Class Agent the obligation or ability of such Conduit or such related Bank Investor, as applicable, to fund its purchase or maintenance of such Transferred Interest at the Adjusted LI13OR Rate shall be suspended until such Person notifies such Class Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment of such Class held by such Person allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Net Investment of such Person's Class allocated thereto accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Transferred Interest at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's share of the Net Investment of such Person's Class allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

     SECTION 2.4. Carrying Costs, Fees and Other Costs and Expenses. Notwithstanding the limitation on recourse under Section
2.1 hereof, the Transferor shall pay, as and when due in accordance with this Agreement, all fees hereunder, including any Early Collection Fee, Carrying Costs, all amounts payable pursuant to
Article VIII hereof, if any, and the Servicing Fees. On each Remittance Date, the Transferor shall pay to the Agent, on behalf of each Conduit or the related Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs with respect to such Class for the related Collection Period. The Transferor shall pay to the Agent, on behalf of each Conduit, on each day on which Related Commercial Paper that is issued by such Conduit, the Dealer Fee for such Conduit with respect to such Related Commercial Paper. Nothing in this Agreement shall limit in any way the obligations of the Transferor to pay the amounts set forth in this
Section 2.3. Any amounts received by the Agent on behalf of any Conduit or any Bank Investor pursuant to this Section 2.4 shall be paid by the Agent to the applicable Class Agent for the benefit of the related Conduit and/or the related Bank Investors, as applicable, at such account as such Class Agent shall designate to the Agent from time to time. Each Class Agent shall pay such amounts to the related Conduit and the related Bank Investors, as applicable, at such account as such Person shall designate to such Class Agent from time to time.

     SECTION 2.5. Allocations of Collections; Non-Liquidation Settlement and Reinvestment Procedures, Servicer Advances. (a) On each Determination Date, the Servicer shall allocate all Collections received during the preceding Collection Period as Finance Charge Collections or Principal Collections. Principal Collections shall be applied by the Servicer as described in subsection (b) below. On each Remittance Date, with respect to each Class, the product of (A) the daily average of the Buyers' Percentage Interest for such Class over the preceding Collection Period and (B) the aggregate Finance Charge Collections for such preceding Collection Period shall be applied, without duplication, by the Servicer as follows:

          (i) first, to the retention by the Servicer of any unreimbursed Servicer Advances made by the Servicer in respect of such Class for costs accrued with respect to such Collection Period and;

          (ii) second, to the Agent for the benefit of the Conduit or the Bank Investors of such Class, as applicable, the payment of any accrued and unpaid Carrying Costs for such Class for such Collection Period;

          (iii) third, if Sak's, Inc. or an Affiliate is not the Servicer, to the payment to the Servicer of such Class's Class Share of any Servicing Fee due and owing;

          (iv) fourth, to the payment of all amounts due and unpaid from the Transferor under Section 2.9(a) as a result of such Class's Class Share of dilutive items and the Buyer's Percentage Interest for such Class being greater than such Class's Class Share of the Maximum Buyer's Percentage Interest, which payment shall be treated as a portion of Principal Collections allocable to such Class and applied pursuant to Section 2.5(b) below;

          (v) fifth, with respect to any Remittance Date occurring on or after the Termination Date, to the payment of the Buyers' Percentage Factor for such Class of the outstanding balance of Receivables which have become Defaulted Receivables during such Collection Period, which payment shall be treated as a portion of Principal Collections allocable to such Class and applied pursuant to Section 2.5(b) below;

     (vi) sixth, to the extent any Finance Charge Collections remain after application in accordance with clauses (i) through (v) above, to the other Classes (on a pro rata basis based on the relation of the respective Net Investments of each such Class to the sum of the respective Net Investments of all such Classes; provided, that with respect to any Class for which all amounts in clauses (i) through (v) have been paid in full, such Class shall receive no Finance Charge Collections pursuant to this clause (vi) and such Class's Net Investment shall not be considered for purposes of this parenthetical) to be applied with respect to each such Class in accordance with clauses (i) through (v) above;

          (vii) seventh, if Sak's, Inc. or an Affiliate is the Servicer, to the retention by the Servicer of such Class's Class
Share of any Servicing Fee due and owing;

          (viii) eighth, to the extent any Finance Charge Collections remain after application in accordance with clauses (i) through (vii) above, (A) if prior to the Termination Date such excess amounts shall be paid to the Transferor and (B) if on or after the Termination Date such excess amounts shall be paid to the Agent for the benefit of the Conduit or the Bank Investors of such Class, as applicable, in reduction of the Net Investment of such Class.

     On each Remittance Date, subject to Section 2.5(c), the product of (A) one minus the sum of the daily average of the Buyer's Percentage Interest for all Classes over the preceding Collection Period and (B) the aggregate Finance Charge Collections for the preceding Collection Period shall be remitted to the Transferor.

     (b)  On each Remittance Date prior to the Termination Date,
(i) the Servicer shall allocate to each Class the Buyers' Percentage Interest for such Class of Principal Collections received during the related Collection Period and not previously applied or accounted for and, at the Transferor's option, (A) pay such amount to the Transferor, for the benefit of the Conduit and/or the Bank Investors of such Class, and the Transferor shall apply such amount toward the purchase of additional undivided percentage interests in each Receivable pursuant to Section 2.2(b), or (B) pay such amount to the Agent for the benefit of the Conduit or the Bank Investors of such Class, as applicable, in reduction of the Net Investment for such Class and (ii) the Servicer shall pay to the Transferor the portion of such Principal Collections not allocated to any Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) below.

     On each Remittance Date on or subsequent to the Termination Date, the Servicer shall allocate to each Class the Buyers' Percentage Interest for such Class of all Principal Collections received during the related Collection Period and not previously applied or accounted for and pay such amount to the Agent for the benefit of the Conduit or the Bank Investors of such Class, as applicable, in reduction of the Net Investment for such Class. In the event the Termination Date occurs as a result of a Termination Event, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any reallocations pursuant to Section 2.5(c) below shall be distributed to the Agent, for the benefit of the Conduit or the Bank Investors of each Class, allocated to each Class, based on each Class's Class Share of such remaining Principal Collections, in reduction of the Net Investment for the related Class and, in the case of any other Termination Date, the portion of such Principal Collections not allocated to the Transferred Interest and remaining after any allocations pursuant to Section 2.5(c) below shall be distributed to the Transferor.

     (c)  If on any Remittance Date, after giving effect to clauses
(i) through (vi) of Section 2.5(a), an insufficiency exists for any Class with respect to the Buyers' Percentage Factor for such Class of Finance Charge Collections, then, in such event, on such Remittance Date such Class's Class Share of the amount of Finance Charge Collections distributable or allocable to the Transferor, and to the extent any such insufficiency continues to remain, such Class's Class Share of the amounts distributable to the Transferor pursuant to Section 2.5(b), shall be reduced by the amount of such insufficiency, and such amount(s) shall be applied as Finance Charge Collections allocable to the Transferred Interest for such Class and shall be applied and distributed with respect to such Class in accordance with the priority set forth in clauses (i) through (vi) of Section 2.5(a).

     (d) In the event that, on any date, any Conduit does not have sufficient funds to pay the Interest Component of such Conduit's matured or maturing Related Commercial Paper or any Dealer Fee due and payable by such Conduit on such day, the Servicer, acting upon written notice from the applicable Administrative Agent shall make an advance in an amount equal to such costs and any such Dealer Fee due and payable on such day (in respect of any such Class, a "Servicer Advance") and pay to the Agent for the benefit of such Conduit, the amount of such advance.

     (e) The Transferor shall have the option to designate a fixed or variable percentage (the "Discount Percentage") of up to 4% of all Receivables other than Receivables constituting Finance Charges and Receivables in Defaulted Accounts, created on and after any date of determination to be treated as finance charge receivables ("Discount Receivables") in accordance with the provisions of this
Section 2.5(e), which percentage shall remain fixed and in effect until such time as the Transferor has provided a subsequent designation to the Class Agents. The Transferor shall have the option to increase the Discount Percentage to a percentage not greater than 4% or to reduce the Discount Percentage, provided that no such designation shall become effective that would cause a Termination Event to occur and the Servicer shall so certify to the Class Agents, the Conduits and the Bank Investors prior to any such change becoming effective.

     (f) Any amounts received by the Agent on behalf of any Conduit or any Bank Investor pursuant to this Section 2.5 shall be paid by the Agent to the applicable Class Agent for the benefit of the related Conduit and/or the related Bank Investors, as applicable, at such account as such Class Agent shall designate to the Agent from time to time. Each Class Agent shall pay such amounts to the related Conduit and the related Bank Investors, as applicable, at such account as such Person shall designate to such Class Agent from time to time.

     SECTION 2.6. Liquidation Settlement Procedures. If, on the Termination Date the Buyers' Percentage Interest for any Class is greater than such Class's Class Share of the Maximum Buyers' Percentage Interest then the Transferor shall immediately pay to the Agent, for the benefit of the Conduit or the Bank Investors of such Class, as applicable, an amount equal to the amount that, when applied in reduction of the Net Investment for such Class, will result in a Buyers' Percentage Interest for such Class less than or equal to such Class's Class Share of the Maximum Buyers' Percentage Interest. Any and all such amounts shall be paid by the Agent to the applicable Class Agent for the benefit of the related Conduit or the related Bank Investors, as applicable, and applied by such Class Agent to the reduction of the Net Investment for such Class. On each Remittance Date occurring on and following the Termination Date, Principal Collections shall be applied in accordance with
Section 2.5(b).

     Following the date on which the Net Investment for a Class shall be reduced to zero and all other Aggregate Unpaids due to such Class have been paid in full, (i) the Servicer shall recompute the Buyers' Percentage Interest for such Class as zero, (ii) the Agent, on behalf of the Conduit and the Bank Investors of such Class, shall be considered to have reconveyed to the Transferor all of such Conduit's and such Bank Investors' right, title and interest in and to the Affected Assets (including the Transferred Interest for such Class), (iii) the Servicer shall pay to the Transferor such Class's Class Share of any remaining Collections set aside and held by the Servicer and (iv) the Agent on behalf of the Conduit and the Bank Investors of such Class, shall execute and deliver to the Transferor, at the Transferor's expense, such documents or instruments as are necessary to terminate such Conduit' s and such Bank Investors' respective interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Transferor.

     SECTION 2.7. Fees. The Transferor shall pay the following non-refundable fees:

     (a) On each Remittance Date, to each Conduit solely for its own account the Program Fee due to such Conduit, and to the Class
Agents, for distribution to the Bank Investors of each Class, the Facility Fee related to such Class.

     (b)  On the date of execution hereof, to each Administrative
Agent solely for its own account, the Arrangement Fee due to such Administrative Agent.

     SECTION 2.8. Protection of Ownership Interest of the Conduits and the Bank Investors. (a) The Transferor agrees that it will from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Transferred Interests of each Class or to enable the Agent, the Class Agents, the Conduits or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing the Transferor will upon the request of the Agent or any Class Agent, in order to accurately reflect this purchase and sale transaction, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 10.7 hereof) as may be requested by them. The Transferor will, upon request of the Agent or any Class Agent obtain such additional search reports as the Agent or any Class Agent shall request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Transferor's signature. Photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

     The Transferor agrees that it will, at the Transferor's expense, on or before the Closing Date, indicate clearly and unambiguously in its master data processing records and on any storage containers containing Records that an interest in each of the Receivables created in connection with the Accounts that has been transferred to the Agent for the benefit of the Conduits and the Bank Investors pursuant to this Agreement by affixing thereon the following legend: "AN INTEREST IN EACH OF THE RECEIVABLES IN THESE FILES HAS BEEN ASSIGNED TO NATIONSBANK, N.A., AS AGENT FOR THE BENEFIT OF CERTAIN INVESTORS AND FOR NATIONSBANK, N.A., AS A BANK INVESTOR PURSUANT TO THE TRANSFER AND ADMINISTRATION AGREEMENT DATED AS OF JUNE 30,1999, AS AMENDED FROM TIME TO TIME, AMONG SAKS CREDIT CORPORATION, SAKS INCORPORATED, NATIONSBANK, N.A. AND CERTAIN INVESTORS."

     The Transferor further agrees to deliver or to cause the Servicer to deliver to the Agent a computer file or microfiche list containing a true and complete list of all Accounts, identified by account number and by Receivable balance as of a date as near in time to the Cut-Off Date as is reasonably practicable. Such file or list shall be marked as the Account Schedule and Schedule A to this Agreement, delivered to the Agent as confidential and proprietary property of the Transferor, and is incorporated into and made a part of this Agreement.

     The Transferor will not change its name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the state in which the Transferor's principal business office is located), nor relocate its chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least thirty days prior notice thereof and (ii) prepared at Transferor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Transferred Interest of each Class or reasonably requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Transferor.

     SECTION 2.9.   Deemed Collections, Application of Payments.
(a) If on any day the Outstanding Principal Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback allowance or any billing adjustment or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (z) any other downward adjustments to the balance of such Receivable without receiving Collections therefor and before such Receivable becomes a Defaulted Receivable, the amount of such cancellation, reduction or adjustment shall thereafter be deducted from the aggregate Outstanding Principal Balance of the Receivables.

     (b)  If on any day any of the representations or warranties in
Article III was or becomes untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent the Conduits or the Bank Investors as contemplated hereunder), such Receivable shall thereafter not be included in any calculation of the aggregate Outstanding Principal Balance of the Receivables.

     (c) On or before each Remittance Date, the Transferor will pay, with respect to each Class, to the Agent, for the benefit of the Conduit or the Bank Investors of such Class, as applicable, an amount equal to the lesser of (1) such Class's Class Share of the amount, if any, of cancellations, reductions or adjustments pursuant to Section 2.9(a) for the related Collection Period and
(2) such Class's Class Share of the amount, if any, by which the Net Investment of the related Class would otherwise exceed the product of (A) such Class's Class Share of the Maximum Buyer's Percentage Interest on such Remittance Date and (B) the Net Receivables Balance on such Remittance Date (after giving effect to the adjustments of Sections 2.9(a) and (b) and to all other Collections with respect to the related Collection Period). Any amount paid pursuant to this Section 2.9(c) shall be treated as a Collection and allocated, with other Collections, in accordance with Section 2.5(a) on such Remittance Date.

     SECTION2.10.   Payments and Computations, Etc.  All amounts to
be paid or deposited by the Transferor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to or for the benefit or account of a Conduit or a Bank Investor they shall be paid to or deposited with the Agent in the account indicated in
Section 10.3 hereof, until otherwise notified by the Agent or the applicable Class Agent. The Transferor shall, to the extent permitted by law, pay, with respect to each Class, to the Agent, for the benefit of the Conduit or the Investors of such Class, as applicable, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent or the applicable Class Agent of amounts payable by the Transferor hereunder shall be binding upon the Transferor absent manifest error.

     SECTION 2.11. Reports. On each Determination Date, the Servicer shall prepare and forward to the Agent, each Class Agent and each Administrative Agent (i) an Investor Report as of the end of the last day of the immediately preceding Collection Period and
(ii) such other information as the Agent, each Class Agent or each Administrative Agent may reasonably request.

     SECTION 2.12. Collection Account. There shall be established by the Agent on the day of the initial Transfer hereunder and maintained, for the benefit of the Conduits and the Bank Investors, with the Agent a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Conduits and the Bank Investors. On and after the occurrence of (i) a Servicer Default or (ii) a Termination Event the Servicer shall remit daily and before the close of business on the second Business Day following receipt to the Collection Account all Collections received with respect to any Receivables. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available before the Remittance Date following such investment. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any distributions required to be made pursuant to Section 2.5(a). On the date on which the Net Investment for each Class and all other Aggregate Unpaids for each Class have been paid in full, any funds remaining on deposit in the Collection Account shall be paid to the Transferor.

     SECTION 2.13. Sharing of Payments, Etc. If a Conduit or a Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Transferred Interest owned by it (other than pursuant to Section 2.6, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.4 or 2.5) in excess of its ratable share of payments on account of Transferred Interest obtained by the Conduits and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Conduits and/or the Bank Investors entitled to a share of such amount participations in the Transferred Interests owned by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

     SECTION 2.14. Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of each Conduit and each Bank Investor is authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by any such Conduit or any such Bank Investor to, or for the account of, the Transferor against the amount of the Aggregate Unpaids owing by the Transferor to such Person (even if contingent or unmatured).

                          ARTICLE III

                 REPRESENTATIONS AND WARRANTIES

     SECTION 3.1.  Representations and Warranties of the
Transferor. The Transferor represents and warrants to the Agent, each Class Agent each Conduit and each Bank Investor that:

     (a) Corporate Existence and Power. The Transferor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Transferor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Transferor of this Agreement, each Fee Letter, the Certificate, the Transfer Certificate and the other Transaction Documents to which the Transferor is a party are within the Transferor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Transferor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Transferor or result in the creation or imposition of any Adverse Claim on the assets of the Transferor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof).

     (c) Binding Effect. Each of this Agreement, each Fee Letter, the Certificate and the other Transaction Documents to which the Transferor is a party constitutes, and the Transfer Certificate upon payment of the Transfer Price set forth therein will constitute, the legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

     (d) Perfection. Immediately preceding each Transfer, the Transferor shall be the owner of all of the Receivables, free and clear of all Adverse Claims. Within ten days following any Transfer and each recomputation of any Transferred Interest all financing statements and other documents required to be recorded or filed in order to perfect and protect such Transferred Interest against all creditors of and purchasers from the Transferor will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e) Accuracy of Information. All information heretofore furnished by the Transferor to any Conduit, any Bank Investor, the Agent, any Class Agent or any Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Transferor to any such Person will be, true and accurate in every material respect, on the date such information is stated or certified.

     (f)  Tax Status.  The Transferor has filed all tax returns
(federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

     (g) Action, Suits. Except as set forth in Exhibit H hereof, there are no actions, suits or proceedings pending, or to the knowledge of the Transferor threatened, against or affecting the Transferor or any Affiliate of the Transferor or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

     (h) Use of Proceeds. No proceeds of any Transfer will be used by the Transferor to acquire any "Margin Stock" as defined in Regulations T, U and X of the Federal Reserve Board.

     (i) Place of Business. The principal place of business and chief executive office of the Transferor is located at the address of the Transferor indicated in Section 11.3 hereof and the offices where the Transferor keeps all its Records are located at the address(es) described on Exhibit I or at such other locations notified to the Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

     (j) Good Title. Upon each Incremental Transfer and each recomputation. of any Transferred Interest of a Class, the Agent on behalf of the Conduits and the Bank Investors shall acquire or maintain, as applicable a valid and perfected first priority undivided percentage ownership interest to the extent of such Transferred Interest or a first priority perfected security interest in the Receivables existing on the date of such Transfer and recomputation and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

     (k) Tradenames, Etc. As of the date hereof: (i) the Transferor has only the subsidiaries and divisions listed on Exhibit J hereto and (ii) the Transferor has, within the last five years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five years, has not changed its name or organizational form, merged with or into or consolidated with any other corporation or business entity (except Younkers Credit Corporation which was merged with and into the Transferor in 1998) or been the subject of any proceeding under Title 11, United States Code (Bankruptcy).

     (1) Nature of Receivables. Each Receivable represented by the Transferor or the Servicer to be an Eligible Receivable (including in any Investor Report or other report delivered pursuant to Section 2.11 hereof), in fact satisfies at such time the definition of "Eligible Receivable" set forth herein and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act of 1940, as amended.

     (m) Coverage Requirement. Amount of Receivables. The Buyer's Percentage Interest for each Class does not exceed the Maximum Buyer's Percentage Interest for such Class. As of the Cut-Off Date, the aggregate Outstanding Principal Balance of the Receivables in existence was at least $______________.

     (n) Credit Guidelines. Since June 2, 1999, there have been no material changes in Saks' Credit Guidelines other than as permitted hereunder.

     (o) Collections and Servicing, Material Adverse Effect. Since June 2, 1999, there has been no material adverse change in the ability of the Servicer (to the extent it is an Affiliate of the Transferor) to service and collect the Receivables or a Material Adverse Effect.

     (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

     (q) Not an Investment Company. The Transferor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (r) ERISA. Each of the Transferor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

     (s) Bulk Sales. No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (t) Year 2000 Compliance. The Transferor has initiated a review and assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Receivables (the "Receivables Systems") and presently believes that such Receivables Systems are reasonably expected to be able to perform properly in all material respects date-sensitive functions for all dates before and after January 1, 2000 (that is be "Year 2000 Compliant").

Any document, instrument, certificate or written notice delivered to the Company hereunder shall be deemed a representation and warranty by the Transferor.

SECTION 3.2. Representations and Warranties of Saks. Saks represents and warrants to the Agent each Class Agent each Conduit and each Bank Investor that'.

     (a) Corporate Existence and Power. Saks is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Servicer is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

     (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by Saks of this Agreement and the other Transaction Documents to which it is a party are within Saks' corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or Bylaws of Saks or of any agreement, judgment, injunction, order, decree or other instrument binding upon Saks or result in the creation or imposition of any lien on assets of Saks or any of its Subsidiaries (except as contemplated by Section 2.8.

     (c) Binding Effect. Each of this Agreement and each other Transaction Document to which it is a party constitutes the legal, valid and binding obligation of Saks enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

     (d) Accuracy of Information. All information heretofore furnished by Saks in writing to the Transferor, any Conduit, any Bank Investor, the Agent, any Class Agent or any Administrative Agent for purposes of or in connection with this Agreement and each other Transaction Document to which it is a party, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by Saks to any such Person will be, true and accurate in every material respect on the date such information is stated or certified.

     (e) Tax Status. Saks has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except those taxes, assessments and governmental charges that Saks is challenging in good faith and with respect to which adequate reserves have been established.

     (f) Action, Suits. Except as set forth in Exhibit H attached hereto (as such exhibit may be amended from time to time), there are no actions, suits or proceedings pending, or to the knowledge of Saks threatened, against or seeking to prevent the issuance of the Certificate or the consummation of any of the transactions contemplated by this Agreement, or otherwise affecting Saks or any Affiliate of Saks or their respective properties, in or before any court, arbitrator or other body, which may, individually or in the aggregate, have a Material Adverse Effect.

     (g) Collections and Servicing. Since June 2, 1999, there has been no material adverse change in the ability of Saks to service and collect the Receivables.

     (h) Not an Investment Company. Saks is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

     (i) ERISA. Saks is in compliance in all material respects with ERISA.

     (j) Year 2000 Compliance. Saks has initiated a review and assessment of all computer applications (including, but not limited to those of its suppliers, vendors, customers and any third party servicers), which are related to or involved in the origination, collection, management or servicing of the Receivables (the "Receivables System") and presently believes that such Receivable Systems are reasonably expected to be able to perform properly in all material respects date-sensitive functions for all dates before and after January 1, 2000 (that is be "Year 2000 Compliant").

     (k) Collections and Servicing, Material Adverse Effect. Since June 2, 1999, there has been no material adverse change in the ability of the Servicer to service and collect the Receivables or any other Material Adverse Effect relating to the Servicer.

                           ARTICLE IV

                      CONDITIONS PRECEDENT

     SECTION 4.1. Conditions to Closing. On or before the date of execution hereof, the Transferor shall deliver to the Agent the following documents, instruments and fees all of which shall be in form and substance acceptable to the Agent and to each Class Agent:

     (a) A copy of the resolutions of the Board of Directors of the Transferor, certified by its Secretary or Assistant Secretary, approving the execution, delivery and performance by the Transferor of this Agreement and the other Transaction Documents to which the Transferor is a party.

     (b) A copy of the resolutions of the Board of Directors of Saks, certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by Saks of the Saks Guaranty and the other Transaction Documents to which Saks is a party.

     (c) The Articles of Incorporation of the Transferor certified by the Secretary of State or other similar official of the State of Delaware dated a date reasonably near to the date hereof.

     (d) The Articles of Incorporation of Saks, certified by the Secretary of State or other similar official of the State of Tennessee dated a date reasonably near to the date hereof.

     (e) A Good Standing Certificate for the Transferor issued by the Secretary of State or a similar official of the State of Delaware and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably near to the date hereof.

     (f) A Good Standing Certificate for Saks issued by the Secretary of State or a similar official of the State of Tennessee and certificates of qualification as a foreign corporation issued by the Secretary of State or a similar official of the State of Alabama, dated a date reasonably near to the date hereof

     (g) A Certificate of the Secretary or an Assistant Secretary of the Transferor substantially in the form of Exhibit L attached hereto.

     (h) A Certificate of the Secretary or an Assistant Secretary of Saks, substantially in the form of Exhibit L attached hereto.

     (i) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date hereof, naming the Transferor as the debtor in favor of the Agent, for the benefit of the Conduits and the Bank Investors, as secured party, or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's undivided percentage interest in all Receivables and the Related Security and Collections relating thereto.

     (j) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date hereof naming [each of] NBGL and [Saks Fifth Avenue] as the seller/debtor in favor of the Transferor as buyer/secured party and the Agent, for the benefit of the Conduits and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Transferor's ownership interest in all Receivables.

     (k) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables previously granted by Transferor or NBGL.

     (1) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near to the date hereof listing all effective financing statements that name the Transferor, NBGL and [Saks Fifth Avenue] (under their present names and any previous names) as debtor and that are filed in jurisdictions in which the filings were made pursuant to items (i) and (j) above, together with copies of such financing statements (none of which shall cover any Receivables, Accounts or Account Agreements).

     (m) One or more legal opinions of Alston & Bird, LLP, special counsel to the Transferor and Saks, in form and substance satisfactory to the Agent and each Class Agent addressing (i) nonconsolidation matters and (ii) the effectiveness of the interest in the receivables granted or conveyed by NBGL to the Transferor in the event of the insolvency, liquidation or receivership of NBGL [a so-called "FIREA opinion"].

     (n) An opinion of Alston & Bird, LLP, special counsel to the Transferor and Saks, covering perfection and enforceability matters, and an opinion from Charles Hansen, Vice President and Associate General Counsel of Saks, with respect to certain corporate matters, in form and substance satisfactory to the Agent and each Class Agent.

     (o) A computer tape setting forth, as of the Cut-Off Date, all of the Receivables, the Outstanding Principal Balances thereon as of the Cut-Off Date and such other information as the Agent may reasonably request.

     (p) An executed copy of this Agreement, each Fee Letter, the Saks Guaranty and each of the other Transaction Documents to be executed by Saks, the Servicer or the Transferor.

          (q) The Transfer Certificate, duly executed by the Transferor.

     (r) The Certificate, duly executed by the Transferor and appropriately completed.

          (r)  The Arrangement Fees in accordance with Section 2.7(b).

     (t) Such other documents, instruments, certificates and opinions as the Agent shall reasonably request.

                           ARTICLE V

                           COVENANTS

     SECTION 5.1. Affirmative Covenants of Transferor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment for each Class and all other Aggregate Unpaids for each Class have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

     (a) Financial Reporting. The Transferor will maintain, for itself and each of its Subsidiaries, if any, a system of accounting established and administered in accordance with GAAP, and furnish to the Agent and each Class Agent:

          (i) Annual Reporting. Within one hundred days after the close of the Transferor's and the Servicer's fiscal years, (beginning with the fiscal year ending January 31, 1999) audited financial statements, prepared in accordance with GAAP on a consolidated basis for (x) the Transferor and (y) for the Servicer and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, accompanied by an unqualified audit report certified by independent certified public accountants, acceptable to the Agent, prepared in accordance with GAAP and, upon the Agent's request any management letter prepared by said accountants and accompanied by a certificate of the Chief Financial Officer, Chairman, President, Treasurer or any Executive Vice President of the Transferor stating that no Termination Event or Potential Termination Event exists, or, if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

          (ii) Quarterly Reporting. Within fifty days after the close of the first three quarterly periods of each of the Transferor's and the Servicer's fiscal years, for (x) the Transferor and (y) for the Servicer's and its Subsidiaries, in each case, consolidated unaudited balance sheets as at the close of each such period and consolidated related statements of operations and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its Chief Financial Officer, Chairman, President Treasurer or any Executive Vice President.

          (iii) Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Chief Financial Officer, Chairman, President Treasurer or any Executive Vice President of the Transferor or the Servicer, as applicable, stating that (x) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Transferor or the Servicer, as applicable, and (y) to the best of such Person's knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

          (iv) Shareholders Statements and Reports. Promptly upon the furnishing thereof to the shareholders of the Servicer, copies of all financial statements, reports and proxy statements so furnished.

          (v) S.E.C. Filings. Promptly upon the effectiveness thereof, copies of all effective registration statements (excluding any registration statements on Form S-8 or any successor thereto), and promptly upon the filing thereof, copies of annual, quarterly, monthly or other regular reports which the Servicer or any Subsidiary of the Servicer files with the Securities and Exchange Commission.

          (vi) Notice of Termination Events or Potential Termination Events. As soon as possible, and in any event within two days after the occurrence of each Termination Event or each Potential Termination Event, a statement of the Chief Financial Officer or Chief Accounting Officer of the Transferor setting forth details of such Termination Event or Potential Termination Event and the action that the Transferor proposes to take with respect thereto.

          (vii) Change in Credit Guidelines and Debt Ratings. Within thirty days after the date any material change in or amendment to the Credit Guidelines is made, a copy of the Credit Guidelines then in effect indicating such change or amendment. Within fifteen days after the date of any change in the Servicer's public or private debt rating from any rating agency that has been requested by the Servicer to provide such rating, if any, a written certification of the Servicer's public and private debt ratings after giving effect to any such change.

          (viii) Credit Guidelines. Within ten Business Days of the request of the Agent or any Class Agent, a complete copy of the Credit Guidelines then in effect.

          (ix) ERISA. Promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event (as defined in Article IV of ERISA) which the Transferor, any ERISA Affiliate of the Transferor files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Transferor or any ERISA Affiliates of the Transferor receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

          (x)  Other Information.  Such other information
     (including non-financial information) as the Agent, any Class Agent or any Administrative Agent may from time to time reasonably request with respect to Saks, the Transferor or any Subsidiary of any of the foregoing.

     (b) Conduct of Business. The Transferor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain validly existing and in good standing in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c) Compliance with Laws. The Transferor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject.

     (d) Furnishing of Information and Inspection of Records. The Transferor will furnish to the Agent or any Class Agent from time to time such information with respect to the Receivables as such Person may reasonably request including, without limitation, listings identifying the Obligor and the Outstanding Principal Balance for each Receivable. The Transferor will at any time and from time to time during regular business hours permit the Agent any Class Agent or their respective agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Transferor for the purpose of examining such Records, and to discuss matters relating to Receivables or the Transferor's performance hereunder and under the other Transaction Documents to which such Person is a party with any of the officers, directors, employees or independent public accountants of the Transferor having knowledge of such matters.

     (e) Keeping of Records and Books of Account. The Transferor will maintain and implement administrative and operating procedures (including without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of each new Receivable and all Collections of and adjustments to each existing Receivable). The Transferor will give the Agent and each Class Agent notice of any material change in the administrative and operating procedures of the Transferor referred to in the previous sentence.

     (f)  Performance and Compliance with Accounts.  The
Transferor, at its expense, will timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Transferor under the Accounts related to the Receivables.

          (g) Credit Guidelines. The Transferor will comply in all material respects with the Credit Guidelines in regard to each Receivable and the related Account.

     (h) Collections Received. The Transferor will hold in trust, and deposit immediately, but in any event not later than the close of business on the second Business Day following its receipt thereof, to the Collection Account all Collections received from time to time by the Transferor, as the case may be.

     (i) Sale Treatment. The Transferor will not account for (other than for tax purposes) or otherwise treat the transactions contemplated hereby in any manner other than a sale of an undivided percentage ownership interest in the Receivables by the Transferor to the Conduits and/or the Bank Investors, as applicable. In addition, the Transferor shall, and shall cause Saks or any other direct or indirect parent of the Transferor to, disclose (in a footnote or otherwise) in all of its respective financial statements (including any such financial statements consolidated with any other Persons' financial statements) the existence and nature of the transaction contemplated hereby and the interest of the Transferor (in the case of any such parent's financial statements), the Conduits and the Bank Investors in the Affected Assets.

     (j) Separate Business. The Transferor shall at all times (a) to the extent the Transferor's office is located in the offices of Saks or any Affiliate of Saks, pay fair market rent for its executive office space located in the offices of Saks or any Affiliate of Saks, (b) have at all times at least two members of its board of directors who are not and, within the immediately preceding two years, have not been employees, officers or directors of Saks or any Affiliate of Saks or of any major creditor of Saks or any Affiliate of Saks and are persons who are familiar and have experience with asset securitization, (c) maintain the Transferor's books, financial statements, accounting records and other corporate documents and records separate from those of Saks or any other entity, (d) not commingle the Transferor's assets with those of Saks or any other entity, (e) act solely in its corporate name and through its own authorized officers and agents, (f) make investments directly or through brokers engaged and paid by the Transferor or its agents (provided that if any such agent is an Affiliate of the Transferor it shall be compensated at a fair market rate for its services), (g) separately manage the Transferor's liabilities from those of Saks or any Affiliates of Saks and pay its own liabilities, including all administrative expenses, from its own separate assets, and (h) pay from the Transferor's assets all obligations and indebtedness of any kind incurred by the Transferor. The Transferor shall abide by all corporate formalities, including the maintenance of current minute books and the holding of regular board of directors meetings, and the Transferor shall cause its financial statements to be prepared in accordance with GAAP in a manner that indicates the separate existence of the Transferor and its assets and liabilities. The Transferor shall (i) pay all its liabilities, (ii) not assume the liabilities of Saks or any Affiliate of Saks, (iii) not lend funds or extend credit to Saks or any Affiliate of Saks except pursuant to the purchase of accounts receivable, (iv) not guarantee the liabilities of Saks or any Affiliates of Saks and (v) not own the stock of, or any other beneficial interest in, any subsidiaries or any other entity. The officers and directors of the Transferor (as appropriate) shall make decisions with respect to the business and daily operations of the Transferor independent of, and not dictated by, any controlling entity. The Transferor shall not engage in any business not permitted by its Certificate of Incorporation as in effect on the Closing Date.

     (k) Corporate Documents. The Transferor shall not amend, alter, change or repeal any Articles of its Articles of Incorporation without the prior written consent of the Agent.

     (1) Year 2000 Compliance. The Transferor will promptly notify the Agent (and the Agent shall forward such notice to each Class Agent) in the event the Transferor discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is necessary for the origination, collection, management, or servicing of the Receivables will not be Year 2000 Compliant on or before September 1, 1999 and thereafter. The Transferor will deliver simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a letter or other statement signed by an appropriate officer that to the knowledge of such officer, no material event problems or conditions have occurred which would prevent or delay in any material respect the Transferor's plan to become Year 2000 Compliant.

     SECTION 5.2. Negative Covenants of the Transferor. During the term of this Agreement, unless the Agent and each Class Agent shall otherwise consent in writing:

     (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Transferor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (i) any of the Affected Assets, or (ii) any account in which Collections may be deposited, or assign any right to receive income in respect thereof.

     (b) No Extension or Amendment of Receivables. Except as otherwise permitted in this Section 5.2 and in Section 6.2 hereof, the Transferor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto. The Transferor further covenants that, except as otherwise required by any Requirement of Law, it shall not and shall not cause, give consent or otherwise permit the Servicer at any time to, reduce the periodic finance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the reasonable expectation of the Net Portfolio Yield as of such date would be less than 1.00% and unless
(a) such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Transferor or the Servicer, and their respective Affiliates, as applicable that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit itself over any Conduit or any Bank Investor.

     (c) Performance of Account Agreements. The Transferor will comply with and perform its obligations under the applicable Account Agreements, if any, relating to the Accounts and the Credit Guidelines except insofar as any such failure to comply or perform would not materially and adversely affect the rights of any Conduit the Agent, or any Bank Investor in the Receivables or the collectability of the Receivables. The Transferor shall not change the terms and provisions of the Account Agreements or the Credit Guidelines in any respect (including, without limitation, the calculation of the amount and the timing of uncollectible Receivables) except to the extent (a) such change is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Transferor or the Servicer, and their respective Affiliates, as applicable that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit itself over any Conduit, the Agent, or any Bank Investor, and such change does not materially and adversely affect the rights of any Conduit, the Agent or any Bank Investor in the Receivables or the collectability of the Receivables. References to the Receivables in this paragraph shall be deemed to refer to the Receivables in the aggregate.

     (d)  No Change in Business or Credit Guidelines.  The
Transferor will not make any change in the character of its business or in the Credit Guidelines, which change would, in either case, impair the collectability of any substantial portion of the Receivables or otherwise result in a Material Adverse Effect.

     (e) No Mergers, Etc. The Transferor will not (i) consolidate or merge with or into any other Person (except any Subsidiary of Saks that is a special purpose entity designed to be a bankruptcy-remote financing vehicle where the successor entity, if not the Transferor, assumes the obligations of the Transferor hereunder) or
(ii) sell, lease or transfer all or substantially all of its assets to any other Person except in securitization transactions in the ordinary course of business.

     (f) Change of Name, Etc. The Transferor will not change its name, identity or structure or the location of its chief executive office, unless at least 10 days before the effective date of any such change the Transferor delivers to the Agent such documents, instruments or agreements, executed by the Transferor as are necessary to reflect such change and to continue the perfection of the Agent's ownership interests or security interests in the Affected Assets.

     (g) Other Debt. Except as provided for herein, the Transferor will not create, incur, assume or suffer to exist any indebtedness whether current or funded, or any other liability other than (i) indebtedness of the Transferor representing fees, expenses and indemnities arising hereunder, (ii) except in connection with the purchase of accounts receivable and (iii) other indebtedness incurred in the ordinary course of its business in an amount not to exceed $9,750 at any time outstanding, to be past due.

     (h) ERISA Matters. The Transferor will not (i) engage or permit any of its ER1SA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor; (ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Transferor or any ERISA Affiliate of the Transferor is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or (v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Transferor or any ERISA Affiliate of the Transferor under ERISA or the Code.

     SECTION 5.3. Minimum Net Worth of Transferor. On or after the Closing Date, the Transferor shall at all times have a Net
Worth of at least $10,000,000.

     SECTION 5.4. Covenants of the Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment for each Class and all other Aggregate Unpaids for each Class have been paid in full, in cash, the Servicer covenants that unless the Agent and each Class Agent shall otherwise consent in writing:

     (a) Compliance with Requirements of Law. The Servicer shall duly satisfy its obligations in all material respects on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all material qualifications required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Conduits or the Bank Investors.

     (b) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Guidelines.

     (c) Protection of Rights. The Servicer shall take no action, nor omit to take any action, which would impair the rights of the Agent, any Conduit or any Bank investor in any Receivable or the related Account.

     (d) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained.

     (e) Custodian. The Servicer will, at its own cost and expense, (i) maintain the books and records with respect to the Accounts and the Receivables and copies of all documents relating to each Account as custodian for the Conduits and the Bank Investors and (ii) clearly and unambiguously mark such books and records that indicate the Receivables have been sold to the Transferor and simultaneously assigned to the Agent, for benefit of the Conduits and the Bank Investors, pursuant to this Agreement.

     (f) No Extension or Amendment of Receivables. Except as otherwise permitted in Sections 5.2 and 6.2 hereof, the Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto. The Servicer further covenants that, except as otherwise required by any Requirement of Law, it shall not reduce the periodic finance charges assessed on any Receivable or other fees on any Account if, as a result of such reduction, the reasonable expectation of the Net Portfolio Yield as of such date would be less than 1.00% and unless (a) such reduction is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Servicer that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit the Servicer or any Affiliate of the Servicer over any Conduit or any Bank Investor.

     (g) No Change in Business. The Servicer will not make any change in the character of its business which would impair the collectability of any Receivable or otherwise result in a Material Adverse Effect.

     (h) No Mergers, Etc. Saks shall not (i) consolidate with or merge into any other Person unless Saks shall be the surviving corporation or (ii) sell, lease or transfer substantially all of its assets except to a wholly owned subsidiary of Saks.

     (i) Year 2000 Compliance. The Servicer will promptly notify the Agent (and the Agent shall forward such notice to each Class Agent) in the event the Servicer discovers or determines that any computer application (including those of its suppliers, vendors and customers) that is necessary for the origination, collection, management or servicing of the Receivables will not be Year 2000 Compliant on or before September 1, 1999 and thereafter. The Servicer will deliver simultaneously with any quarterly or annual financial statements or reports to be delivered under this Agreement, a letter or other statement signed by an appropriate officer that to the knowledge of such officer, no material event problems or conditions have occurred which would prevent or delay in any material respect the Servicer's plan to become Year 2000 Compliant.

                           ARTICLE VI

                 ADMINISTRATION AND COLLECTIONS

     SECTION 6.1. Appointment of Servicer. The servicing, administering and collection of the Receivables shall be conducted by such Person (the "Servicer") so designated from time to time in accordance with this Section 6.1. Saks is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of each Class Agent (except to an Affiliate of the Servicer), and provided that the Servicer shall continue to remain solely liable for the performance of the duties as Servicer hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors, the Agent shall, after the occurrence of a Servicer Default or any other Termination Event, designate as Servicer any Person (including itself) to succeed Saks or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Servicer and the Agent may notify any Obligor of the Transferred Interests.

     SECTION 6.2.  Duties of Servicer.

     (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Guidelines. Each of the Transferor, each Conduit, the Agent, each Class Agent and each Bank Investor hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6. 1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, the Transferor hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the Transferor's name and on behalf of the Transferor necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts. The Servicer shall set aside for the account of the Transferor and the Conduits and/or the Bank Investors their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Servicer shall segregate and deposit to the Agent's account the Agent's (on behalf of the Conduits and the Bank Investors) allocable share of Collections of Receivables when required pursuant to Article II hereof. The Transferor shall deliver to the Servicer and the Servicer shall hold in trust for the Transferor and the Agent on behalf of each Conduit and each Bank Investor, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, the Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is Saks or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Servicer shall not make the Agent, any Class Agent, any Conduit or any Bank Investor a party to any litigation without the prior written consent of such Person.

     (b) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Transferor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Servicer is not the Transferor or an Affiliate of the Transferor, the Servicer, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee for each Class, so long as the revised percentage will not result in a Servicing Fee for such Class that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the applicable Class Agent for each Class, provided, however, that at any time the Buyer's Percentage Interest for any Class would otherwise equal or exceeds 100%, any compensation to the Servicer in excess of the 2.0% Servicing Fee initially provided for herein shall be an obligation of the Transferor and shall not be payable, in whole or in part, from Collections. The Servicer, if other than the Transferor or an Affiliate of the Transferor, shall, as soon as practicable upon demand, deliver to the Transferor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

     (c) On or before March 31 of each year, beginning March 31, 2000, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Transferor, or any Affiliate of any of the foregoing) to furnish a report to the Agent to the effect that they have (i) compared the information contained in a sample of the Investor Reports delivered during the immediately preceding calendar year with the information contained in the Accounts and the Servicer's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Investor Reports selected reconciles with the information contained in the Accounts and the Servicer's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement, and (ii) confirmed by testing the mathematical accuracy of the information set forth in the Investor Reports delivered during such calendar year, except, in each case for (A) such exceptions as such firm shall believe to be immaterial (which exceptions need not be enumerated) and (B) such other exceptions as shall be set forth in such statement.

(d) Notwithstanding anything to the contrary contained in this Article VI, the Servicer, if not the Transferor or any Affiliate of the Transferor, shall have no obligation to collect enforce or take any other action described in this Article VI with respect to any indebtedness that is not included in the Transferred Interest other than to deliver to the Transferor the collections and documents with respect to any such indebtedness as described in
Section 6.2(b) hereof.

     SECTION 6.3. Rights After Designation of New Servicer. At any time following the designation of a Servicer (other than the Transferor or any Affiliate of the Transferor) pursuant to Section
6. 1 hereof:

          (i)  The Agent (at the direction of the Majority
     Investors) may direct that payment of all amounts payable under any Receivable be made directly to the Agent or its designee.

          (ii) The Transferor shall, at the Agent's (at the direction of the Majority Investors) request and at the Transferor's expense, give notice of the Agent's, the Transferor's and/or the Bank Investors' ownership of Receivables to each Obligor and direct that payments be made directly to the Agent or its designee.

          (iii) The Transferor shall, at the Agent's (at the direction of the Majority Investors) request (A) assemble all of the Records, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

          (iv) The Transferor hereby authorizes the Agent to take any and all steps in the Transferor's name and on behalf of the Transferor and the Seller necessary or desirable, in the determination of the Agent to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Transferor's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts.

     SECTION 6.4. Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer Default:

     (a) the Servicer or, to the extent that the Transferor or any Affiliate of the Transferor is then acting as Servicer, the Transferor or such Affiliate, as applicable, shall fail (i) to observe or perform any term, covenant or agreement hereunder (other than as referred to in clauses (ii) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for 30 days, or (ii) to make any payment or deposit required to be made by it hereunder when due or the Servicer shall fail to observe or perform any term, covenant or agreement on the Servicer's part to be performed under Section 2.7 hereof or (iii) to observe or perform any term, covenant or agreement under Sections 5.4(a), 5.4(b), 5.4(c), 5.4(f) or 5.4(g);

     (b) any representation, warranty, certification or statement made by the Servicer or the Transferor or any Affiliate of the Transferor (in the event that the Transferor or such Affiliate is then acting as the Servicer) in this Agreement the Saks Guaranty or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made;

     (c) failure or the default by the Servicer or any of its Subsidiaries in the performance of any material term, provision or condition contained in any agreement under which any Indebtedness greater than $20,000,000 was created or is governed, if such event is an "event of default" or "default" under any such agreement;

     (d) any Event of Bankruptcy shall occur with respect to the Servicer or any of its Subsidiaries; or

     (e) there shall have occurred any material adverse change in the operations of the Servicer and its Subsidiaries, taken as a whole, since the end of the last fiscal year ending before the date of its appointment as Servicer hereunder or any other event shall have occurred which, in the commercially reasonable judgment of the Agent, materially and adversely affects the Servicer's ability to either collect the Receivables or to perform under this Agreement.

     SECTION 6.5. Responsibilities of the Transferor. Anything herein to the contrary notwithstanding the Transferor shall (i) perform all of the Transferor's obligations under the Accounts related to the Receivables, if any, to the same extent as if interests in such Receivables had not been sold hereunder and the exercise by the Agent any Class Agent any Conduit and any Bank Investor of their rights hereunder shall not relieve the Transferor from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes, if any, payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, any Class Agent any Conduit nor any Bank Investor shall have any obligation or liability with respect to any Receivable or related Accounts, nor shall it be obligated to perform any of the obligations of the Transferor thereunder.

                          ARTICLE VII

                       TERMINATION EVENTS

     SECTION 7.1. Termination Events. The occurrence of any one or more of the following events shall constitute a Termination
Event:

     (a) the Transferor or the Servicer shall fail to make any payment or deposit to be made by it hereunder when due hereunder, or Saks shall fail to make any payment or deposit to be made under the Saks Guaranty when due thereunder; or

     (b) any representation, warranty, certification or statement made by the Transferor, the Servicer or Saks in this Agreement, the Saks Guaranty, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or

     (c) the Transferor, Saks or the Servicer shall default in the performance of any payment or undertaking (other than those covered by clause (a) above) (i) to be performed or observed under Sections 5.1(a)(vi), 5.1(a)(vii), 5.1(b), 5.1(c), 5.1(f), 5.1(g), 5.1(h),
5.1(i), 5.1(k), 5.2(a), 5.2(c), 5.2(e) or 5.2(h) or Section 5.3 or
(ii) to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for ten days; or

     (d) any Event of Bankruptcy shall occur with respect to the Transferor, Saks or any Subsidiary of the Transferor or Saks; or

     (e)  the Agent on behalf of the Conduits and/or the Bank
Investors, shall, for any reason, fail or cease to have a valid and perfected first priority ownership or security interest in the Affected Assets free and clear of any Adverse Claims; or

     (f)  a Servicer Default shall have occurred; or

     (g) (i) the Buyer's Percentage Interest for any Class exceeds such Class's Class Share of the Maximum Buyer's Percentage Interest, unless the Transferor reduces the Net Investment for such Class or increases the balance of the Affected Assets on the next Business Day so as to reduce the Buyer's Percentage Interest for such Class to less than or equal to such Class's Class Share of the Maximum Buyer's Percentage Interest, (ii) at any time any Class's Class Share of the Net Receivables Balance shall be less than the Net Investment for such Class or (iii) the Net Investment for any Class plus the Aggregate Interest Component of all outstanding Related Commercial Paper of the related Conduit shall exceed the Facility Limit for such Class at any time; or

     (h) the average Net Portfolio Yield for any three consecutive Collection Periods is less than 1.00%; or

     (i) any Liquidity Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the related Conduit; or

     (j) the Commercial Paper issued by a Conduit shall not be rated at least "A2" by Standard & Poor's and at least "P2" by Moody's; or

(k) Saks' or the Servicer's senior unsecured long-term debt rating falls below "BB" or "Bal" by S&P or Moody's, respectively, or the breach of any covenant set forth in the Bank Loan Agreement; or

     (1) NGBL sells, assigns, hypothecates, grants a security interest in or otherwise transfers or purports to transfer any interest in any Account other than pursuant to the Receivable
Purchase Agreement.

     SECTION 7.2. Termination. (a) Upon the occurrence of any Termination Event, the Agent may, or at the direction of the Majority Investors shall, by notice to the Transferor and the Servicer declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(d), 7.1(e), 7.1(g)(i) or 7.1(j) above, Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

     (b) At all times after the declaration or automatic occurrence of the Termination Date pursuant to Section 7.2(a) (unless only a Termination Event set forth in Section 7.1(i) or 7.1(j) shall have occurred), the Carrying Costs for each Class shall thereafter be calculated on the basis of the Base Rate plus 2.00% for all existing and future funding periods.

                          ARTICLE VIII

           INDEMNIFICATION; EXPENSES; RELATED MATTERS

     SECTION 8.1. Indemnities by the Transferor. Without limiting any other rights which the Agent, any Class Agent, any Conduit or any Bank Investor may have hereunder or under applicable law, the Transferor hereby agrees to indemnify each Conduit each Bank Investor, the Agent, each Class Agent, each Administrative Agent, each Liquidity Provider and each Credit Support Provider and any successors and permitted assigns and their respective officers, directors and employees (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Transferor, the Servicer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the ownership or maintenance, either directly or indirectly, by the Agent, any Conduit or any Bank Investor of any Transferred Interest or any of the other transactions contemplated hereby or thereby, excluding, however,
(i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing the Transferor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

          (i) any representation or warranty made by the Transferor or the Servicer or any officers of the Transferor or the Servicer under or in connection with this Agreement any of the other Transaction Documents, any Investor Report or any other information or report delivered by the Transferor or the Servicer pursuant hereto, which shall have been false or incorrect in any material respect when made or deemed made;

          (ii) the failure by the Transferor, the Servicer or (in the case of an Account) [Saks Fifth Avenue] or NGBL to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

          (iii) the failure to vest and maintain vested in the Agent, an undivided first priority, perfected percentage ownership interest, to the extent of any Transferred Interest, in the Affected Assets free and clear of any Adverse Claim or
     (y) to create or maintain a valid and perfected first priority security interest in favor of the Agent for the benefit of the Conduits and/or the Bank Investors, in the Affected Assets as contemplated pursuant to Section 11.11, free and clear of any Adverse Claim;

          (iv) the failure to file, or any delay in filing, financing statements, continuation statements, or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any of the Affected Assets;

          (v) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

          (vi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

          (vii) the transfer of an ownership interest in any Receivable other than an Eligible Receivable;

          (viii) the failure by the Transferor, NBGL or the Servicer to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Accounts;

          (ix) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment for such Indemnified Party's Class which such Indemnified Party believes in good faith is required to be made;

          (x) the commingling by the Transferor, Saks or the Servicer of Collections of Receivables at any time with other funds;

          (xi) any investigation, litigation or proceeding related to this Agreement any of the other Transaction Documents, the use of proceeds of Transfers by the Transferor or Saks, the ownership of Transferred Interests, or any Receivable, Related Security or Account;

     (xii) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Transferor or the Servicer to qualify to do business or file any notice of business activity report or any similar report; and

          (xiii) any action taken by the Transferor, NBGL or the Servicer in the enforcement or collection of any Receivable;

provided, however, that if any Conduit enters into agreements for the purchase of interests in receivables from one or more Other Transferors, such Conduit shall allocate such Indemnified Amounts which are in connection with the related Liquidity Provider Agreement the related Credit Support Agreement or the credit support furnished by the related Credit Support Provider to the Transferor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Transferor or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Transferor or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

     SECTION 8.2. Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

     (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the ownership, maintenance or financing of any Transferred Interest, the Receivables or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of any Section 8.2 Item (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located);

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System (other than any such requirement used to determine any Adjusted LIBOR Rate)) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting any Section 8.2 Item; or

          (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys! fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to any Section 8.2 Item, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement the other Transaction Documents, the ownership, maintenance or financing of any Transferred Interest the Receivables, the obligations hereunder, the funding of any purchases hereunder, any Liquidity Provider Agreement or any Credit Support Agreement by an amount deemed by such Indemnified Party to be material, then, within ten days after demand by such Indemnified Party through the Agent, the Transferor shall pay to the Agent (and the Agent shall pay to the applicable Class Agent), for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

     (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within ten days after demand by such Indemnified Party through the Agent the Transferor shall pay to the Agent for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

     (c) The Agent will promptly notify the Transferor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

     (d) Anything in this Section 8.2 to the contrary notwithstanding if a Conduit enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, such Conduit shall allocate the liability for any amounts under this Section 8.2 which are in connection with a related Liquidity Provider Agreement a related Credit Support Agreement or the credit support provided by a related Credit Support Provider ("Section 8.2 Costs") to the Transferor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Transferor, or the Servicer and not attributable to any Other Transferor, the Transferor shall be solely liable for such Section 8.2 Costs or if such Section 8.2 Costs are attributable to Other Transferors and not attributable to the Transferor or the Servicer, such Other Transferors shall be solely liable for such Section 8.2 Costs.

     SECTION 8.3. Taxes. All payments made hereunder by the Transferor or the Servicer (each, for purposes of this Section 8.3, a "Payor") to any Conduit, any Bank Investor, any Class Agent or the Agent (each, for purposes of this Section 8.3, a "recipient") shall be made free and clear of, and without deduction for, any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such non-excluded items being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient' s net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

     (a) pay directly to the relevant authority the full amount required to be so withheld or deducted;

     (b) promptly forward to the Agent an official receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

     (c) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

     If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest or penalties that may become payable by any recipient as a result of any such failure.

     SECTION 8.4.  Other Costs, Expenses and Related Matters.
(a) The Transferor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save each Conduit each Bank Investor, each Class Agent and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including without limitation, attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of any such Person or intangible, documentary or recording taxes incurred by or on behalf of any such Person (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of any Transferred Interest) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with any such Persons' enforcement or preservation of rights (including without limitation, the perfection and protection of any Transferred Interest under this Agreement), or (c) arising in connection with any audit dispute, disagreement litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, "Transaction Costs").

     (b) The Transferor shall pay the allocable Class Agent for the account of the related Conduit and the related Bank Investors, as applicable, on demand any Early Collection Fee due to the related Class on account of the receipt by such Conduit or such Bank Investors of any amounts applied in reduction of the Net Investment for such Class on any day other than a Remittance Date or the last day of any applicable funding period (in the case of any LIBOR-based funding).

     SECTION 8.5. Reconveyance Under Certain Circumstances. The Transferor agrees to accept the reconveyance from the Agent, on behalf of the Conduits and/or the Bank Investors, of all Transferred Interests if the Agent notifies the Transferor of a material breach of any representation or warranty made or deemed made pursuant to Article III of this Agreement and Transferor shall fail to cure such breach within 15 days (or, in the case of the representations and warranties in Sections 3.1(d) and 3.1(j), three days) of such notice. The reconveyance price shall be paid by the Transferor to the Agent, for the account of the Conduits and/or the Bank Investors, as applicable, in immediately available funds on such 15th day (or 3rd day, if applicable) in an amount equal to the aggregate of the Aggregate Unpaids for each Class.

                           ARTICLE IX

                   THE AGENT; BANK COMMITMENT

     SECTION 9.1. Authorization and Action of Agent. (a) Each Conduit and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Conduit or any Bank Investor; (b) shall not be responsible to any Conduit or any Bank Investor for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Transferor, Saks or the Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Transferor, Saks or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Transferor, Saks or the Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 9.2. Agent's Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Transferor, Saks or the Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from aci6ng (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on each Conduit and each Bank Investor; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

     SECTION 9.3. Termination Event or Potential Termination Event. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless the Agent has received written notice from a Conduit, a Bank Investor or the Transferor specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event or Potential Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to each Class Agent each Conduit and each Bank Investor. The Agent shall (subject to
Section 9.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Conduits and each Bank Investor.

     SECTION 9.4. Rights as Bank Investor. With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the rights and powers specified hereunder as the rights and powers of a Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" shall, unless the context otherwise indicates, include NationsBank in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to any Conduit or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust or other business with any of the Transferor, Saks and the Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any of the Transferor, Saks and the Servicer or any of their Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to any Conduit or any Bank Investor.

     SECTION 9.5. Indemnification of the Agent. Each Bank Investor agrees to indemnify the Agent (to the extent not reimbursed by the Transferor), ratably in accordance with its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by a Conduit or a Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document provided that no Bank Investor shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, each Bank Investor agrees to reimburse the Agent, ratably in accordance with its respective Pro Rata Share, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this Section shall survive payment in full of the aggregate of the Net Investment for all Classes and all other amounts payable under this Agreement.

SECTION 9.6. Non-Reliance. Each Class Agent, each Conduit and each Bank Investor agrees that it has, independently and without reliance on the Agent, a Class Agent, a Conduit or a Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Receivables, the Transferor, Saks, and the Servicer and their respective Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, a Class Agent a Conduit or a Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to a Class Agent, a Conduit or a Bank Investor by the Agent hereunder, the Agent shall not have any duty or responsibility to provide a Class Agent, a Conduit or a Bank Investor with any credit or other information concerning the affairs, financial condition, or business of any of the Transferor, Saks or the Servicer or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

     SECTION 9.7. Resignation of Agent. The Agent may resign at any time by giving notice thereof to each Class Agent each Conduit, each Bank Investor and the Transferor. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Conduits and the Bank Investors, appoint a successor Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     SECTION 9.8. Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement all amounts received by the Agent on behalf of the Bank Investors shall be immediately paid by the Agent to the applicable Class Agent for the benefit of the related Bank Investors and the Class Agent shall pay such amounts to the applicable related Bank Investors (at their respective accounts specified herein or in their respective Assignment and Assignment and Assumption Agreements, as applicable) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Class Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case such Class Agent shall use its reasonable efforts to pay such amounts to such Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors not later than the following Business Day.

     SECTION 9.9.  Bank Commitment; Assignment to Bank Investors.
(a) Bank Commitment. At any time on or prior to the Commitment Termination Date for a Class (i) upon the occurrence of a Termination Event that results in the Termination Date or (ii) at the option of the Conduit of such Class, and upon such Conduit's giving notice to the Transferor, the Transferor hereby requests and directs that such Conduit assign its interest in the Transferred Interest for such Class and the Net Investment for such Class in whole to the Bank Investors of such Class pursuant to this Section 9.9(a) and the Transferor hereby agrees to pay the amounts described in Section 9.9(d) below. No further documentation or action on the part of any Conduit shall be required to exercise the rights set forth in the immediately preceding sentence, other than, in the case of clause (i) of such sentence, receipt of notice by the Bank Investors of such Class from the applicable Class Agent that a Termination Date has occurred or, in the case of clause (ii) of such sentence, the giving of the notice set forth in such clause and the delivery by the applicable Class Agent of a copy of such notice to the Bank Investors of such Class (the date of the receipt of a notice referred to in such clauses being the "Effective Date"). Each Bank Investor hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Effective Date to the related Conduit in immediately available funds to an account designated by the applicable Class Agent. Upon payment of its Assignment Amount, each Bank Investor shall acquire its Pro Rata Share of the Transferred Interest for such Class and the Net Investment for such Class and shall assume its respective portion of such Conduit's obligations hereunder, and such Conduit shall be released from such portion of such obligations. If, by 2:00 P.M. (New York time) on the Effective Date, one or more Bank Investors of a Class (each, a "Defaulting Bank Investor", and each Bank Investor of such Class other than any Defaulting Bank Investor being referred to as a "Non-Defaulting Bank Investor") fails to pay its Assignment Amount as specified in this Section 9.9 (the aggregate amount not so made available to the applicable Conduit being herein called the "Assignment Amount Deficit"), then the applicable Class Agent shall, by no later than 2:30 P.M. (New York time) on the Effective Date, instruct each Non-Defaulting Bank Investor to pay, by no later than 3:00 P.M. (New York time) on the Effective Date, in immediately available funds, to the account designated by the applicable Class Agent, an amount equal to the lesser of (x) such Non-Defaulting Bank Investor's proportionate share (based upon the relative Commitments of the Non-Defaulting Bank Investors of such Class) of the applicable Assignment Amount Deficit and (y) its unused Commitment. A Defaulting Bank Investor shall forthwith, upon demand, pay to the applicable Class Agent for the ratable benefit of the Non-Defaulting Bank Investors all amounts paid by each Non-Defaulting Bank Investor on behalf of such Defaulting Bank Investor, together with interest thereon for each day from the date a payment was made by a Non-Defaulting Bank Investor until the date such Non-Defaulting Bank Investor has been paid such amounts in full at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%). In addition, if, after giving effect to the provisions of the immediately preceding sentence, any such Assignment Amount Deficit continues to exist, each such Defaulting Bank Investor shall pay interest to the applicable Class Agent on such Defaulting Bank Investor's portion of such remaining Assignment Amount Deficit at a rate per annum equal to the rate determined in accordance with clause (i) of the definition of "Base Rate" plus two percent (2%), for each day from the Effective Date until the date such Defaulting Bank Investor shall pay its portion of such remaining Assignment Amount Deficit in full to the applicable Conduit. Upon any assignment by a Conduit to the related Bank Investors contemplated hereunder, such Conduit shall cease to make any additional Incremental Transfers hereunder.

     (b)  Assignment by a Bank Investor.

     (i) No Bank Investor may assign all or any portion of its Commitment or interest in any Transferred Interest or Net Investment for its Class and its rights and obligations hereunder to any Person unless approved in writing by the Transferor (which approval shall not be unreasonably withheld), the related Administrative Agent, on behalf of the related Conduit and the related Class Agent. In connection with any such assignment by a Bank Investor to another Person, the assignor shall deliver to the assignee an Assignment and Assumption Agreement duly executed, assigning to such assignee all or any portion of (A) such assignor's Commitment and other obligations hereunder and (B) such assignor's pro rata interest in the Transferred Interest of its Class and the Net Investment of its Class and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent and the applicable Class Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment was a party with respect to such assignor's Commitment and interest in the Transferred Interest of its Class and the Net Investment of its Class for all purposes of this Agreement, the Saks Guaranty and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment hereunder which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Transferred Interest of its Class and the Net Investment of its Class which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the related Class Agent, the Transferor and Saks.
All costs and expenses of the Agent and any Class Agent incurred in connection with any assignment hereunder shall be borne by the Transferor. No Bank Investor [with respect to the Class of which EFC is a member] shall enter into any Assignment and Assumption Agreement hereunder without also simultaneously assigning an equal portion of its interest in the related Liquidity Provider Agreement.

     (ii) By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement the Saks Guaranty, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the Saks Guaranty, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor, N`BGL or the Servicer or the performance or observance by the Transferor, NBGL or the Servicer of any of their respective obligations under this Agreement, the Receivable Purchase Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement the Saks Guaranty and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Agent or any Class Agent, or any of their respective Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent and the applicable Class Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the Saks Guaranty, and the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent and such Class Agent, as applicable, by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the Saks Guaranty, the other Transaction Documents, the Receivables, the Collections and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement the Saks Guaranty and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against any Conduit party hereto any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by such Conduit.

(c)  Transferor's Obligation to Pay Certain Amounts,
Additional Assignment Amount. The Transferor shall pay to the applicable Class Agent for the account of the applicable Conduit in connection with any assignment by such Conduit to the related Bank Investors pursuant to Section 9.9(a), an aggregate amount equal to all Carrying Costs of such Conduit to accrue through the end of each outstanding funding period plus all other Aggregate Unpaids of the related Class (other than the Net Investment of such Class).
If the Transferor fails to make payment of such amounts at or prior to the time of assignment by such Conduit to the related Bank Investors, such amount shall be paid by such related Bank Investors (in accordance with their respective Pro Rata Shares) to such Conduit as additional consideration for the interests assigned to such related Bank Investors and the amount of the "Net Investment" of such Class hereunder held by such related Bank Investors shall be increased by an amount equal to the additional amount so paid by such related Bank Investors. Any amounts received by a Class Agent hereunder for the benefit of a Conduit shall be paid by such Class Agent to the related Conduit.

     (d) Administration of Agreement After Assignment by a Conduit to related Bank Investors. After any assignment by a Conduit to the related Bank Investors pursuant to Section 9.9(a) (and the payment of all amounts owing to such Conduit in connection therewith), all rights of the related Administrative Agent and the related Collateral Agent set forth herein shall be deemed to be afforded to the related Class Agent on behalf of such Bank Investors instead of either such party.

     (e) Payments after Assignment by a Conduit to related Bank Investors. After any assignment by a Conduit to the related Bank Investors pursuant to Section 9.9(a), all payments to be made hereunder by the Transferor or the Servicer to such Conduit shall be made to the applicable Class Agent' s account as such account shall have been notified to the Transferor and the Servicer. In the event that the aggregate of the Assignment Amounts paid by such Bank Investors pursuant to Section 9.9(a) is less than the Net Investment of such Class of the related Conduit on the date of such assignment then to the extent payments made hereunder in respect of the Net Investment of such Class exceed the aggregate of the Assignment Amounts for such Class, such excess shall be remitted by the applicable Class Agent to the related Conduit. Any amounts received by a Class Agent pursuant to this paragraph (e) shall be paid by such Class Agent to the related Conduit and the related Bank Investors, as applicable, at such account as such Person shall designate to such Class Agent from time to time.

     (f) Downgrade of Bank Investor. If at any time prior to any assignment by a Conduit to the related Bank Investors as contemplated pursuant to Section 9.9(a), the short term debt rating of any such Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the related Class Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poors and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to such Conduit and such Class Agent). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard & Poor's or Moody's), such Bank Investor, upon request of the related Class Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications and which is acceptable to such Conduit and such Class Agent). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the related Conduit shall have the right to require such Bank Investor to pay to the related Class Agent an amount equal to such Bank Investor's Commitment for deposit by the related Class Agent into an account, in the name of the related Class Agent, which shall be in satisfaction of such Bank Investor's obligations to pay its Assignment Amount upon an assignment from such Conduit in accordance with Section 9.9(a) hereof. The amount on deposit in such account shall be invested by the related Class Agent in Eligible Investments and such Eligible Investments shall be selected by the related Class Agent in its sole discretion. Such Class Agent shall remit to such Bank Investor, monthly, the income thereon. Nothing in the three preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Transferor or such Conduit or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

     SECTION 9.10. Authorization and Action of Class Agents. (a) Each Conduit and each Bank Investor of each Class hereby irrevocably appoints and authorizes the Class Agent of such Class to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to such Class Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. Each Class Agent (which term as used in this sentence and in Section 9.14 and the first sentence of
Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for any Conduit or any Bank Investor; (b) shall not be responsible to any Conduit or any Bank Investor for any recital, statement representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Transferor, Saks or the Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by any of the Transferor, Saks or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Transferor, Saks or the Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document except for its own gross negligence or willful misconduct. Each Class Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

     SECTION 9.11. Class Agents' Reliance, Etc. Each Class Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Transferor, Saks or the Servicer), independent accountants, and other experts selected by such Class Agent. As to any matters not expressly provided for by this Agreement, each Class Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Bank Investors of its Class which hold Commitments aggregating in excess of [51%] [66 and 2/3%] of the aggregate of the Facility Limit for such Class as of such date, and such instructions shall be binding on each Conduit and each Bank Investor of such Class; provided, however, that each Class Agent shall not be required to take any action that exposes such Class Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

     SECTION 9.12. Termination Event or Potential Termination Event. No Class Agent shall be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless such Class Agent has received written notice from a Conduit a Bank Investor, the Agent or the Transferor specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event or Potential Termination Event". In the event that a Class Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Agent each related Conduit and each related Bank Investor.
Each Class Agent shall (subject to Section 9.11 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Bank Investors of its Class which hold Commitments aggregating in excess of 5 1 % of the aggregate of the Facility Limit for such Class as of such date, provided that unless and until such Class Agent shall have received such directions, such Class Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable in the best interest of the Conduits and each Bank Investor of its Class.

     SECTION 9.13. Rights as Bank Investor. With respect to its Commitment, NationsBank (and any successor acting as Class Agent for the Class of which EFC is a member) in its capacity as a Bank Investor hereunder shall have the rights and powers specified hereunder as the rights and powers of a Bank Investor and may exercise the same as though it were not acting as the Class Agent for the Class of which EFC is a member, and the term "Bank Investor" shall, unless the context otherwise indicates, include NationsBank in its individual capacity. NationsBank (and any successor acting as Class Agent for the Class of which EFC is a member) and its affiliates may (without having to account therefor to any Conduit or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust or other business with any of the Transferor, Saks and the Servicer or any of their Subsidiaries or affiliates as if it were not acting as Class Agent for the Class of which EFC is a member, and NationsBank (and any successor acting as Class Agent for the Class of which EFC is a member) and its affiliates may accept fees and other consideration from any of the Transferor, Saks and the Servicer or any of their Subsidiaries or Affiliates for services in connection with this Agreement or otherwise without having to account for the same to any Conduit or any Bank Investor.

SECTION 9.14. Indemnification of the Class Agents. Each Bank Investor agrees to indemnify the related Class Agent (to the extent not reimbursed by the Transferor), ratably in accordance with its respective Pro Rata Share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Class Agent (including by a Conduit or a Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by such Class Agent under this Agreement or any other Transaction Document, provided that no Bank Investor shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, each Bank Investor agrees to reimburse the related Class Agent ratably in accordance with its respective Pro Rata Share, promptly upon demand for any out-of-pocket expenses (including attorneys' fees) incurred by such Class Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that such Agent is not reimbursed for such expenses by the Transferor. The agreements contained in this Section shall survive payment in full of the aggregate of the Net Investment for all Classes and all other amounts payable under this Agreement.

     SECTION 9.15. Resignation of a Class Agent. A Class Agent may resign at any time by giving notice thereof to the Agent, each related Conduit, each related Bank Investor and the Transferor. Upon any such resignation, the Bank Investors of its Class which hold Commitments aggregating in excess of [51%] [66 and 2/3%] of the aggregate of the Facility Limit for such Class as of such date shall have the right to appoint a successor Class Agent. If no successor Class Agent shall have been so appointed by the such Persons and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Class Agent may, on behalf of the Conduits and the Bank Investors of its Class, appoint a successor Class Agent which shall be a commercial bank organized under the laws of the United States having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as a Class Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Class Agent shall be discharged from its duties and obligations hereunder. After any retiring Class Agent's resignation hereunder as a Class Agent, the provisions of this
Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Class Agent.

     SECTION 9.16. Payments by the Class Agents. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by any Class Agent on behalf of the Bank Investors of its Class shall be immediately paid by such Class Agent to the applicable related Bank Investors (at their respective accounts specified herein or in their respective Assignment and Assignment and Assumption Agreements, as applicable) in accordance with their respective related pro rata interests in the Net Investment of the related Class on the Business Day received by the Class Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case such Class Agent shall use its reasonable efforts to pay such amounts to such Bank Investors on such Business Day, but in any event, shall pay such amounts to the Bank Investors not later than the following Business Day.

                           ARTICLE X

                         MISCELLANEOUS

     SECTION 10.1. Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment of each Class has been reduced to zero, all accrued Carrying Costs for such Class and Servicing Fees allocable to such Class have been paid in full and all other Aggregate Unpaids for each Class have been paid in full, in each case, in cash; provided, however, that (i) the rights and remedies of the Agent, any Class Agent, any Conduit any Bank Investor and any Administrative Agent with respect to any representation and warranty made or deemed to be made by the Transferor pursuant to this Agreement, (ii) the indemnification and payment provisions of Article VIII, and (iii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

     SECTION 10.2. Waivers, Amendments. (a) No failure or delay on the part of the Agent any Class Agent, any Conduit, any Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

     (b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Transferor, the Servicer, each Conduit and the Majority Investors (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment for the related Class or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment for the related Class or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments of Bank Investors which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Bank Investors or (vi) extend or permit the extension of the Commitment Termination Date for any Class. In the event the Agent requests a Conduit's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from such Conduit or such Bank Investor within 10 Business Days of such Conduit's or such Bank Investor's receipt of such request then such conduit or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

     SECTION 10.3. Notices. Except as provided below, all communications and notices provided for hereunder shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail, three (3) Business Days following such posting, if postage prepaid, or if sent via-U. S. certified or registered mail, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this
Section 10.3. However, anything in this Section 10.3 to the contrary notwithstanding, the Transferor hereby authorizes each Conduit to effect funding period and interest rate selections based on telephonic notices made by any Person which such Conduit in good faith believes to be acting on behalf of the Transferor. The Transferor agrees to deliver promptly to the applicable Conduit a written confirmation of each telephonic notice signed by an authorized officer of Transferor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the applicable Conduit the records of such Conduit shall govern absent manifest error.

If to a Conduit at its address set forth on the signature pages hereto:

If to the Transferor:

          Saks Credit Corporation


          Telephone:
          Telecopy:
          Payment Information:
          NATIONSBANK, N.A.
          ABA
          Account
          Reference

          If to the Servicer:

          Saks Incorporated


          Telephone:
          Telecopy:

If to the Agent or the Administrative Agent with respect to EFC:

          NationsBank, N.A.
          Bank of America Corporate Center, 10th Floor
          Charlotte, North Carolina  28255
          Attention:  Michelle M. Heath
          Asset Backed Securitization Group
          Telephone:  (704) 386-7922
          Telecopy:  (704) 388-9169

Payment Information:

          NationsBank, N.A.
          ABA 053-000-196
          for the account of NationsBank Charlotte
          Account No. 109360165000
          Attn.: Camille Zerbinos

If to a Bank Investor, at its address set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which is became a party hereto. Each person whose telecopy number and address is set forth above may change such telecopy number or address by giving notice to each other party hereto.

     SECTION 10.4.  Governing Law, Submission to Jurisdiction,
Integration.

     (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW. EACH OF THE TRANSFEROR, SAKS AND THE SERVICER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each of the Transferor, Saks and Servicer hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Agent, any Class Agent, any Conduit or any Bank Investor to bring any action or proceeding against any of the Transferor, Saks or the Servicer or its respective property in the courts of other jurisdictions.

     (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

     (c) This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

     (d) The Transferor, Saks and the Servicer each hereby appoint [CT Corporation, Saks located at 1633 Broadway, New York, New York 10019], as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement the Saks Guaranty, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by any Conduit the Agent, any Class Agent, any Bank Investor, any Administrative Agent or any assignee of any of them.

     SECTION 10.5. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

     SECTION 10.6. Successors and Assigns. (a) This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Transferor, the Servicer nor Saks may assign any of its rights or delegate any of its duties hereunder or under the Receivable Purchase Agreement or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of any Conduit or any Bank Investor to assign, participate, grant security interests in, or otherwise transfer any portion of any Transferred Interest held by it.

     (b) Without limiting the foregoing, each Conduit may, from time to time, with prior or concurrent notice to Transferor and Servicer, in one transaction or a series of transactions, assign all or a portion of the Transferred Interest for the related Class held by it and the Net Investment for the related Class held by it and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a related Conduit Assignee. Upon and to the extent of such assignment by such Conduit to such Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of such Transferred Interest and such Net Investment, (ii) the related administrative agent for such Conduit Assignee will act as the Administrative Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to such Administrative Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the related Conduit and its Liquidity Support Provider(s) and Credit Support Provider(s), respectively, herein and in the other Transaction Documents (including, without limitation, any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the related Conduit' s obligations, if any, hereunder or any other Transaction Document, and such Conduit shall be released from such obligations, in each case to the extent of such assignment, and the obligations of such Conduit and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Investment of the related Class shall be made to the applicable agent or administrative agent, as applicable, on behalf of such Conduit and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term "CP Rate" with respect to the portion of the Net Investment of the related Class funded with commercial paper issued by such Conduit from time to time shall be determined in the manner set forth in the definition of "CP Rate" applicable to such Conduit on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than such Conduit), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or administrative agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such administrative agent may reasonably request to evidence and give effect to the foregoing. No assignment by a Conduit to a related Conduit Assignee of all or any portion of the Net Investment shall in any way diminish the related Bank Investors' obligation under
Section 9.9 to fund any Incremental Transfer not funded by such Conduit or such Conduit Assignee or to acquire from such Conduit or such Conduit Assignee all or any portion of the related Net Investment.

(c) In the event that a Conduit makes an assignment to a related Conduit Assignee in accordance with Section 10.6 (b) hereof, the related Bank Investors: (i) if requested by the related Liquidity Provider shall terminate their participation in the related Liquidity Provider Agreement to the extent of such assignment (ii) if requested by the related Liquidity Provider, shall execute a participation agreement with respect to the liquidity provider agreement related to such Conduit Assignee, to the extent of such assignment the terms of which shall be substantially similar to those of the participation agreement entered into by such Bank Investor with respect to the related Liquidity Provider Agreement (or which shall be otherwise reasonably satisfactory to the related Liquidity Provider and such Bank Investors), (iii) if requested by the related Conduit, shall enter into such agreements as requested by such Conduit pursuant to which they shall be obligated to provide funding to the related Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of such Conduit (or which agreements shall be otherwise reasonably satisfactory to such Conduit and such Bank Investors), and (iv) shall take such actions as the Agent shall reasonably request in connection therewith.

     (d) Each of the Transferor, Saks and the Servicer hereby agrees and consents to the assignment by a Conduit from time to time of all or any part of its rights under, interest in and title to this Agreement and the Transferred Interest of its Class to any related Liquidity Provider. In addition, each of the Transferor, Saks and the Servicer hereby consents to and acknowledges the assignment by a Conduit of all of its rights under, interest in and title to this Agreement and the Transferred Interest of its Class to the Collateral Agent.

     SECTION 10.7. Waiver of Confidentiality. Each of the Transferor, Saks and the Servicer hereby consents to the disclosure of any non-public information with respect to it received by any Conduit the Agent any Class Agent any Bank Investor or any Administrative Agent to any Conduit, the Agent any Class Agent any nationally recognized rating agency rating a Conduit's Commercial Paper, any Administrative Agent, any Collateral Agent, any Bank Investor or potential Bank Investor, any Liquidity Provider or any Credit Support Provider in relation to this Agreement.

     SECTION 10.8. Confidentiality Agreement. Each of the Transferor, Saks and the Servicer hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of any Conduit, the Agent, any Administrative Agent, any Collateral Agent any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction.

SECTION 10.9.  No Bankruptcy Petition Against the Conduits.
Each of the Transferor, the Servicer and Saks hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other indebtedness of any Conduit it will not institute against, join any other Person in instituting against or encourage or assist any other Person in instituting against, or encourage or assist any other Person in instituting against, such Conduit any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

     SECTION 10.10. Limited Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of any Conduit under this Agreement and all other Transaction Documents are solely the corporate obligations of such conduit and shall be payable solely to the extent of funds received from the Transferor in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper. Any amounts not paid by a Conduit in accordance with the foregoing shall not constitute a claim within the meaning of the Bankruptcy Code.

     SECTION 10.11. Characterization of the Transactions Contemplated by the Agreement. It is the intention of the parties that the transactions contemplated hereby constitute the sale of all Transferred Interests, conveying good title thereto free and clear of any Adverse Claims to the Agent on behalf of the Conduits and the Bank Investors, as applicable, and that any Transferred Interest not be part of the Transferor's estate in the event of an insolvency. If, notwithstanding the foregoing, the transactions contemplated hereby should be deemed a financing, the parties intend that the Transferor shall be deemed to have granted to the Agent, on behalf of the Conduits and the Bank Investors, and the Transferor hereby grants to the Agent on behalf of the Conduits and the Bank Investors, a first priority perfected and continuing security interest in all of the Transferor's right title and interest in, to and under the Receivables, together with Related Security, Collections and Proceeds with respect thereto, and together with all of the Transferor's rights under the Receivable Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of NBGL with respect to the Receivables, and that this Agreement shall constitute a security agreement under applicable law. The Transferor hereby assigns to the Agent on behalf of the Conduits and the Bank Investors, all of its rights and remedies under the Receivable Purchase Agreement with respect to the Receivables and with respect to any obligations thereunder of NBGL with respect to the Receivables.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Transfer and Administration Agreement as of the date first written above.

                              ENTERPRISE FUNDING CORPORATION, as
                              a Conduit


                              By: __________________________________
                                  Name:
                                  Title:

Notice Address:               Enterprise Funding Corporation
                              c/o Global Securitization Services, LLC
                              25 West 43dStreet
                              Suite 704
                              New York, New York  10036
                              Attention: Kevin Bums, Vice President
                              Telephone:  (212) 302-8331
                              Telecopy:  (212) 302-8767

                              SAKS CREDIT CORPORATION, as
                              Transferor


                              By: __________________________________
                                  Name:
                                  Title:

                              SAKS INCORPORATED, as Servicer


                              By: ___________________________________
                                  Name:
                                  Title:

Commitment                    NATIONSBANK, N.A., as Agent as Class
$_________                    Agent and as a Bank Investor


                              By: __________________________________
                                  Name:
                                  Title:

                     [OTHER BANK INVESTORS]